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                                                                     Exhibit 2.2

VacationSpot Agreement and Plan of Reorganization

                     AGREEMENT AND PLAN OF REORGANIZATION

     AGREEMENT AND PLAN OF REORGANIZATION, DATED AS OF January 30, 2000 (this "Agreement"), by and among Expedia, Inc., a Washington corporation ("Expedia"), VacationSub, Inc., a Delaware corporation and wholly owned subsidiary of Expedia ("Sub"), VacationSpot.com, Inc., a Delaware corporation ("Company"), and Steven
D. Murch and Greg Slyngstad, the principal stockholders of Company (the "Principal Stockholders").

                                    RECITALS

     A. The Boards of Directors of Company, Expedia and Sub believe it is in the best interests of their respective companies and the stockholders of their respective companies that Company and Sub combine into a single company through the merger of Sub and Company and, in furtherance thereof, have approved such merger. Pursuant to the Merger, among other things, the Company Common Shares (as defined below) shall be converted into Expedia Common Shares (as defined below), at the rates set forth herein.

     B. Company, Expedia and Sub desire to make certain representations and warranties and other agreements in connection with the Merger.

     C. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and to cause the Merger to qualify as a
                       ----
reorganization under the provisions of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code.


     INTENDING TO BE LEGALLY BOUND, and in consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, Expedia, Sub, Company, and the Principal Stockholders hereby agree as follows:

                                   ARTICLE I
                                  THE MERGER


     1.1  Effective Time of the Merger.  Subject to the provisions of this
          ----------------------------
Agreement, Sub will be merged with and into Company (the "Merger"). A Certificate of Merger and any other required documents (collectively the "Merger Documents"), substantially in the form attached as Exhibit 1.1 shall be duly prepared, executed and acknowledged by Company and Sub, and thereafter delivered to the Secretary of State of Delaware for filing, as provided in the Delaware General Corporation Law (the "DGCL"), as soon as practicable on or after the Closing Date (as defined in Section 1.2). The Merger shall become effective at such time as the Merger Documents have been filed with the Secretary of State of Delaware or at such time thereafter as is provided in the Merger Documents (the "Effective Time"). Solely for purposes of clarification, Company and the Principal Stockholders acknowledge and agree that Expedia will have no obligation to make any payment or issue any shares under this Agreement until the Merger has been confirmed in writing by the Secretary of State of Delaware.

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     1.2  Closing. The closing of the Merger (the "Closing") will take place at
          -------
10:00 a.m., local time as soon as practicable (but no more than five (5) business days) after satisfaction or waiver of the last to be fulfilled of the conditions set forth in Article VI, that by their terms are not to occur at the Closing (the "Closing Date"), at the offices of Preston Gates & Ellis LLP, Seattle, Washington, unless another time, date or place is agreed to in writing by the parties hereto.

     1.3  Effects of the Merger. At the Effective Time, (i) Sub shall be merged
          ---------------------
with and into Company (Company after the Merger is sometimes referred to herein as the "Surviving Corporation"), (ii) the Certificate of Incorporation of Company shall be the Certificate of Incorporation of the Surviving Corporation,
(iii) the Bylaws of Company shall be the Bylaws of the Surviving Corporation until duly amended, (iv) the directors of Sub shall be the directors of the Surviving Corporation, (v) the officers of Sub shall be the officers of the Surviving Corporation, (vi) the issued and outstanding capital stock of Sub shall become the issued and outstanding capital stock of the Surviving Corporation, and (vii) the Merger shall, from and after the Effective Time, have all the effects provided by applicable law.

     1.4  Conversion of Company Securities.
          --------------------------------

          1.4.1  Company Shares.
                 --------------

                 (a) Each issued and outstanding Company Common Share (as defined in Section 2.1.2 hereto and other than Eligible Appraisal Shares, as defined in Section 1.4.4 below) shall, at the Effective Time, by virtue of the Merger, be converted, without any action on the part of the holders thereof, into, and Expedia shall thereupon issue to the holders of Company Common Shares, a number of shares of Expedia common stock, par value $.01 per share ("Expedia Common Shares"), pursuant to an exchange ratio ("Exchange Ratio") calculated by:
(i) dividing the Final Valuation (as defined in Section 1.5) by the number of Company Common Share Equivalents (as defined below) which amount is referred to as the "Per Share Consideration," and (ii) dividing the Per Share Consideration by the Applicable Price. For purposes of this Agreement, the "Applicable Price" shall be $42.4187 unless the "Expedia Average Closing Price," which is defined as the average closing price as publicly reported for the Nasdaq Stock Market as of 4:00 p.m. Eastern Time of Expedia Common Shares over the last five (5) trading days ending the trading day prior to the date hereof:

          . exceeds $53.0234, in which case the Exchange Ratio shall be calculated as follows: (i) by dividing (x) the product obtained by multiplying the Final Valuation by 125% by (y) the number of Company Common Share Equivalents (if this clause applies, such amount shall be referred to as the "Per Share Consideration" rather than the amount referenced in the prior sentence or following clause), and (ii) by dividing the Per Share Consideration by the Expedia Average Closing Price; or

          . is less than $31.8140, in which case the Exchange Ratio shall be calculated as follows: (i) dividing (x) the product obtained by multiplying the Final Valuation by 75% by (y) the number of Company Common Share Equivalents (if this clause

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             applies, such amount shall be referred to as the "Per Share
             Consideration" rather than the amount referenced in the prior sentence or preceding clause) and (ii) dividing the Per Share Consideration by the Expedia Average Closing Price.

                    (b) For purposes of this Agreement, "Company Common Share Equivalents" shall mean all Company Common Shares (as defined in Section 2.1.2) and all other securities convertible into and rights to purchase Company Common Shares (in each instance assuming full exercise of the right to convert into or purchase Company Common Shares) outstanding as of the Closing, but excluding Company Common Share Equivalents, if any, which expire on or before the Closing Date. Schedule 1.4 sets forth as of the date hereof: (i) Company Common Shares, and all other rights to purchase any securities convertible into Company Common Shares, (ii) the number of Company Common Share Equivalents as of such date, and
(iii) a pro forma computation of the Per Share Consideration, the Exchange Ratio and the Expedia Common Shares to be issued as of the Closing using an assumed Expedia Average Closing Price of $42.4187. Schedule 1.4 shall be revised and updated as of the Closing Date to reflect any changes in Company Common Share Equivalents, Final Valuation and Per Share Consideration.

             1.4.2  Replacement of Options.  At the Effective Time, each of the
                    ----------------------
then outstanding Company Options (as defined in Section 2.1.2) shall by virtue of the Merger and at the Effective Time, and without any further action on the part of any holder thereof, be replaced by a nonqualified stock option to purchase that number of Expedia Common Shares ("Expedia Option") determined by multiplying the number of Company Common Shares subject to such Company Option at the Effective Time by the Exchange Ratio, at an exercise price per share of Expedia Common Shares equal to the exercise price per share of such Company Option immediately prior to the Effective Time divided by the Exchange Ratio. Any unvested Company Options held by Company employees who do not continue as Company employees or do not become employees of Expedia as of the Effective Time shall be canceled in accordance with the terms of the Company's 1999 Stock Option Plan (the "Company Plan"). Each replacement Expedia Option shall be issued pursuant to the Expedia 1999 Employee Stock Option Plan (the "Stock Option Plan"). The vesting schedule for the replacement Expedia Options for each holder of Company Options is set forth on Schedule 1.4 and the form of the replacement Expedia Option is attached as Exhibit 1.4.2. Each recipient of a replacement Expedia Option, including the replacement Expedia Options to be issued to the "Required Employees" set forth on Schedule 6.2.4, shall be deemed to be an "Optionee" under the 1999 Plan.

             1.4.3  Restricted Shares.
                    -----------------

                    (a) Two-thirds (2/3) of the Expedia Common Shares issuable pursuant to this Agreement to the Principal Stockholders will be subject to forfeiture under certain conditions (the "Restricted Shares"). Subject to the forfeiture provisions set forth in Section 1.4.3(b), one half of the Restricted Shares shall vest and no longer be subject to such restrictions on the date which is nine (9) months from the Effective Time and the other half of the Restricted Shares shall vest and no longer be subject to such restrictions on the date that is eighteen (18) months from the Effective Time.

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                 (b)  Each of the Principal Stockholders shall agree not to sell, assign, transfer, pledge, hypothecate, or otherwise dispose of, by operation of law or otherwise, their Restricted Shares except as permitted by this Agreement. The Restricted Shares owned by each Principal Stockholder will vest so long as such Principal Stockholder has not terminated his employment with Expedia for "Good Reason" or his employment has been terminated by Expedia for "Cause." If employment is terminated for Good Reason or without Cause, all of the Restricted Shares shall vest and no longer be subject to such restrictions. For purposes of the foregoing, "Cause" shall mean termination resulting from a good faith determination by the board of directors of Expedia that there has been: (i) a repeated failure or refusal to follow the policies and directives of Expedia and failure to remedy performance within a reasonable time after written notice; (ii) a willful breach of the duties of the employee's position and failure to remedy performance within a reasonable time after written notice; or (iii) any act by the employee involving disloyalty to Expedia, embezzlement, theft, material dishonesty, or a conviction of or plea of nolo contendere to a crime involving moral turpitude or a felony. For purposes of this Agreement, "Good Reason" shall mean termination resulting from (w) death, (x) Permanent Disability, (y) Expedia's breach of an employment agreement of the Principal Stockholder, or (z) the relocation of Expedia's principal executive offices outside of the Pacific Northwest. In the event that Expedia determines that there is a basis for termination for Cause, Expedia shall give written notice to the Principal Stockholder of the basis for such conclusion and such Principal Stockholder shall be given a ten (10) day period commencing on the receipt of such notice to take corrective action to cure or correct the offending act or behavior; provided that no cure period shall be allowed on the conviction or plea of nolo condendere to a crime involving moral turpitude or a felony. "Permanent Disability" shall mean a physical or mental condition whereby the Principal Stockholder is unable to perform the customary duties of the Principal Stockholder's position on a basis satisfactory to Expedia for a continuous period of six (6) months or longer.

          1.4.4  Appraisal Rights. Any holder of Company Shares that are
                 ----------------
outstanding on the record date for the determination of the Principal Stockholders entitled to vote for or against the Merger who did not vote such shares in favor of the Merger, or sign and deliver a written consent thereto with respect to such shares (the Company Shares then outstanding that are not thus voted or as to which such consents are not signed and delivered are referred to as "Eligible Appraisal Shares"), will be entitled to exercise appraisal rights pursuant to Section 262 of the DGCL ("Section 262 ") with respect to such Eligible Appraisal Shares, provided that such stockholder meets all the requirements of Section 262 with respect to such shares.

          1.4.5  Fractional Securities. No fraction of an Expedia Common Share
                 ---------------------
or Expedia Option exercisable for a fraction of a Expedia Common Share will be issued in the Merger. In lieu of such issuance, all Expedia Common Shares issued to Company stockholders shall be rounded to the closest whole Expedia Common Share, and the number of Expedia Common Shares subject to any Expedia Option shall be rounded to the nearest whole number of Expedia Common Shares.

          1.4.6  Escrow Securities. Expedia Common Shares to be issued in the
                 -----------------
Merger having a value equal to ten percent (10%) of the Final Valuation, (including ten percent (10%) of

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the Restricted Shares) shall be held by the Custodian pursuant to the Escrow
Agreement attached as Exhibit 1.4.6 ("Escrow Agreement") to secure claims by Expedia for indemnification pursuant to Article VII hereof. The Expedia Common Shares to be held on behalf of the holders of Company Common Shares (the "Holders") are set forth on Schedule 1.4 on a pro forma basis which shall be revised as of Closing. Execution of the Escrow Agreement by the Company Stockholders is a condition precedent to receiving the Expedia Common Shares.

          1.4.7  Adjustments. The Exchange Ratio shall be adjusted to reflect
                 -----------
fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Expedia Common Stock or Company Capital Stock), reorganization, recapitalization or other like change with respect to Expedia Common Stock or Company Capital Stock occurring after the date of this Agreement and prior to the Effective Time.

     1.5  Final Valuation. The term "Final Valuation" of Company shall mean
          ---------------
$108,174,482 plus an amount equal to the maximum aggregate proceeds with respect to the exercise of all Company Options that are assumed by Expedia as of the Closing minus the amount, if any, by which Company's cash as set forth on Company's Final Pro Forma Closing Balance Sheet (as defined in Section 2.1.6 hereof) is less than the following: $8.8 million minus the product of $25,000 times the number of days which elapse between January 31, 2000 and the Closing Date. In addition, the Final Valuation shall be further reduced by the amount, if any, by which current accounts receivable are less than the sum of Company's total liabilities (excluding amounts payable under Company's office lease) as of the Closing Date. For purposes of the foregoing, "current accounts receivable" shall mean those accounts receivable, which as of the Closing are fewer than sixty (60) days old, excluding any other receivables as to which Company has reason to suspect that collection is unlikely. The Final Valuation reflects an initial valuation of $115,000,000 adjusted to reflect the ownership of Expedia or Microsoft (as defined in Section 6.1.3) in Company which shall be cancelled prior to the Closing. The Final Valuation will be adjusted prior to Closing to reflect any changes to the capitalization of Company between the date hereof and the Closing.

     1.6  Delivery of Certificates.  After the Effective Time, each holder of a
          ------------------------
certificate or other documentation representing Company Common Shares shall surrender such certificates or other documentation to Expedia or the exchange agent designated by Expedia, together with duly executed counterparts of the Investment Agreement (as defined in Section 5.1) (by those holders of Company Common Shares) and Escrow Agreement and such other duly executed documentation as may be reasonably required by Expedia or the exchange agent to effect a transfer of such shares, and upon such surrender each Company stockholder shall be entitled to receive a certificate or other documentation for the applicable number of Expedia Common Shares calculated pursuant to Section 1.4, except as provided in Section 1.4.4. Execution and delivery of an Escrow Agreement and an Investment Agreement shall be a condition precedent to the issuance of the Expedia Common Shares to each Holder.

     1.7  Tax-Free Reorganization. The Merger is intended to be a
          -----------------------
"reorganization" within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and this Agreement is intended to constitute a "plan of reorganization" within the meaning of the regulations promulgated under
Section 368 of the Code.

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     1.8  No Further Ownership Rights in Company Common Shares or Company
          ---------------------------------------------------------------
Options.  All Expedia Common Shares issued on or after the Effective Time upon
-------
cancellation of the Company Common Shares or replacement of the Company Options in accordance with the terms hereof shall be deemed to have been delivered in full satisfaction of all rights pertaining to the Company Common Shares or Company Options. After the Effective Time, there shall be no transfers on the stock transfer books of Company of the Company Common Shares or Company Options.

     1.9  Regulation D and Registration Statements.
          ----------------------------------------

          1.9.1  Regulation D Offering. Each holder of Company Shares shall
                 ---------------------
execute such documents as may be reasonably required by Expedia to determine such holder's qualification as an "accredited investor," as that term is defined in Rule 501 of Regulation D under the Securities Act of 1933 (the "1933 Act") or as a person with the financial sophistication required to be a purchaser pursuant to Rule 506(b)(2)(ii) of Regulation D. Company agrees, if required under the provisions of Rule 506, to provide, at its sole expense, any stockholder reasonably determined by Expedia as not having the requisite financial sophistication with a purchaser representative who can provide such stockholder with the requisite financial sophistication.

          1.9.2  Registration Rights.
                 -------------------

          (a) Expedia shall prepare and file with the Securities and Exchange Commission registration statements on the form under the 1933 Act that Expedia determines to be the least burdensome available (such registration statement and the prospectus included therein being referred to as the "Registration Statement", regardless of the form actually used) to register for resale Expedia Common Shares issued in the Merger to the Company shareholders, and their permitted transferees (collectively, the "New Expedia Shareholders"), and shall use its commercially reasonable efforts to have no more than one such Registration Statement declared effective under the 1933 Act by and kept continuously effective during the following dates and upon the following conditions:

               (i)  From May 15, 2000 through June 16, 2000, provided that
                                                             --------
     Expedia shall receive a demand for registration as of such dates from holders of not less than twenty five percent (25%) of the Expedia Common Shares issued in the Merger on or prior to April 1, 2000 if the Effective Time has occurred prior to April 1, 2000 or April 8, 2000 if the Effective Time has occurred after April 1, 2000 and on or prior to April 8, 2000.

               (ii) From August 1, 2000 through August 13, 2000, provided that
                                                                 ---------
     Expedia shall receive a demand for registration as of such dates from holders of not less than twenty five percent (25%) of the Expedia Common Shares issued in the Merger after April 8, 2000 and on or prior to July 1, 2000 and, provided that no Registration Statement was made effective
               --------
     pursuant to subsection (i), above, unless such lack of effectiveness resulted from a withdrawal of the demand for such registration or the failure of the holders of Expedia Common Shares making such demand to provide to Expedia the

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     requisite information for such filing or through other fault of the holders of Expedia Common Shares.

  Upon receipt of a demand under (i) or (ii) above, Expedia shall within five
  (5) business days thereafter deposit with the United States post office or national courier service notice to holders making such demand of Expedia's election whether the Registration Statement to be filed shall be for an underwritten secondary offering, an underwritten primary offering by Expedia in which holders issuing such demand shall be permitted to participate, or a secondary offering under Section 415 under the 1933 Act. An underwritten primary offering by Expedia may include an offering of Expedia Common Shares, derivative instruments that are economically substantially equivalent to Expedia Common Shares, or securities convertible into either Expedia Common Shares or derivative instruments that are economically substantially equivalent to Expedia Common Shares. Should Expedia elect to undertake any such underwritten primary offering after receiving a demand under subsection
  (i) or (ii), Expedia will include in such registration first, the aggregate number of securities to be issued by Expedia, and second, as many of the shares of Expedia Common Shares covered by the demand made under (i) as the managing underwriter shall determine is its sole discretion are permitted by market conditions, provided that in no event shall the shares of such holders included in such demand be less than the greater of (A) 15% of the Expedia Common Shares issuable in the Merger or (B) Expedia Common Shares with a value of $22.5 million at the time of such offering, provided that no more than
                                                 --------
  750,000 shares shall be registered pursuant to this clause (B). Expedia shall select the managing underwriters for any underwritten offering made pursuant to this subsection in its sole discretion. Each Registration Statement shall list as selling shareholders each New Expedia Shareholder still holding Expedia Common Shares that has (A) provided to Expedia the requisite information for such filing and (B) requested to be included in such demand on or prior to last date required to make such demand. Notwithstanding the foregoing, if Expedia shall furnish the New Expedia Shareholders entitled to be listed as selling shareholders on a Registration Statement under this subsection a certificate signed by an officer of Expedia stating that in the good faith judgment of the Board of Directors of Expedia, it would be detrimental to Expedia for such Registration Statement to be filed or made effective, then Expedia shall have the right to defer such filing or the effective date of such Registration Statement until the next date upon which Expedia would be obligated to use its commercially reasonable efforts to make a Registration Statement effective, provided that Expedia shall not have the
                                      --------
  right to defer more than once.

          (b) If at any time after the Effective Time, Expedia proposes to register any Expedia Common Shares, derivative instruments that are economically substantially equivalent to Expedia Common Shares, or securities convertible into either Expedia Common Shares or derivative instruments that are economically substantially equivalent to Expedia Common Shares under the 1933 Act on any Registration Statement (other than a registration statement subject to Section 1.9.2(a) prescribed by the Securities Exchange Commission, which registration shall permit a public secondary offering or distribution (other than any form solely for registration of securities issuable pursuant to employee equity or option ownership plans or as consideration for business combinations), not less than thirty (30) days prior to each such registration, Expedia shall give to the New Expedia Shareholders written notice of such proposal which shall describe in detail the proposed registration and distribution and, upon the written

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request of any New Expedia Shareholders given within fifteen (15) days after the date of any such notice, provided that such holders shall have provided to
                         --------
Expedia the requisite information for such filing, proceed to include in such registration such Expedia Common Shares as have been requested by any such holder to be included in such registration. Expedia will in each instance use its commercially reasonable efforts to cause Expedia Common Shares subject to such request to be registered under the 1933 Act; provided, that in the event
                                                  --------
such registration is an underwritten primary offering on behalf of Expedia and the managing underwriters advise Expedia in writing that, in their opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, Expedia will include in such registration (i) first, the aggregate number of securities to be issued by Expedia, (ii) second, the shares of Expedia common stock registrable under any demand for registration giving rise to the right of registration of New Expedia Shareholders under this subsection (b); and (iii) third, Expedia Common Shares requested to be included in such registration under this subsection (b) together with other securities requested to be included in such registration, such shares to be treated on a pro rata basis. Expedia shall select the managing underwriters for any offering made pursuant to this subsection (b) in its sole discretion.

     (c) As soon as practicable after Form S-3 becomes available to Expedia, provided that Expedia Common Shares held by New Expedia Shareholders remain
--------
outstanding at such time, Expedia shall prepare and file with the Securities Exchange Commission a Registration Statement on Form S-3 to register for resale Expedia Common Shares issued in the Merger to the New Expedia Shareholders. Expedia shall use its commercially reasonable efforts to have such Registration Statement declared effective under the 1933 Act as promptly as practicable after such filing. Expedia shall use its commercially reasonable efforts to cause such registration statement to continue to be effective and the prospectus contained therein to be updated as reasonably deemed necessary by Expedia to enable the New Expedia Shareholders to resell the Expedia Common Shares that were issued in the Merger.

     (d) Expedia shall use its commercially reasonable efforts to cause any Registration Statement filed under Sections 1.9.2(a), 1.9.2(b) and 1.9.2(c) to continue to be effective during the time specified for such and the prospectus contained therein to be updated during such time to enable the New Expedia Shareholders making a demand for registration under subsection (a) or exercising their rights under subsection (b) or entitled to registration under subsection
(c) to resell during such time the Expedia Common Shares that were issued in the Merger over the Nasdaq Stock Market or such other national market as Expedia Common Shares may be traded. Expedia shall also endeavor to take any action required to be taken under any applicable state securities laws in connection with the issuance of Expedia Common Shares in the Merger and the resale of those shares pursuant to the Registration Statement. Expedia agrees to use its commercially reasonable efforts to cause the Expedia Common Shares covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the holders of such Expedia Common Shares to consummate the disposition of such Expedia Common Shares and cause all such Expedia Common Shares to be listed on each securities exchange or national quotation system on which Expedia's common stock is then listed. Each holder of shares covered by a Registration Statement agrees that if (i) Expedia determines that the prospectus in such

                                       8
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Registration Statement needs to be amended or supplemented to comply with the requirements of the 1933 Act, (ii) a stop order suspending the effectiveness of the registration statement is issued by the Securities Exchange Commission, or
(iii) Expedia shall, in good faith and for business reasons, enter into negotiations relating to or otherwise commence a material business transaction, including, without limitation, the acquisition or divestiture of assets or the offering or sale of securities, then Expedia shall promptly notify each such holder and each such holder shall immediately cease making offers and sales of Expedia Common Shares and return all remaining prospectuses to Expedia. Any New Expedia Shareholder selling stock registered under the Registration Statement shall indemnify Expedia, its officers and directors, each underwriter and selling broker, if any, and each person, if any, who controls Expedia, against liability (including liability under the 1933 Act and the Securities Exchange Act of 1934 ("1934 Act") arising by reason of any statement contained in the Registration Statement, that such New Expedia Shareholder provided to Expedia in writing explicitly for use in the Registration Statement, being false or misleading or omitting to state a material fact necessary to be stated in order that the statements made in the Registration Statement, in the circumstances in which they are made, not be misleading; provided, however, that any obligation of any New Expedia Shareholder to provide indemnity hereunder shall not exceed the proceeds received by such New Expedia Shareholder from a sale of Expedia Common Shares under the Registration Statement. Expedia shall indemnify each New Expedia Shareholder selling stock registered under the Registration Statement, and each underwriter and selling broker, if any, against liability (including liability under the 1933 and 1934 Acts) arising by reason of any statement (other than a statement provided by such New Expedia Shareholder as described above) in the Registration Statement included therein being false or misleading or omitting to state a material fact necessary to be stated in order that the statements made in or incorporated by reference in the Registration Statement, in the circumstances in which they are made, not be misleading. Expedia may suspend sales of Expedia Common Shares pursuant to the Registration Statement if it determines in good faith that such statements are materially misleading or contain material omissions, provided that Expedia shall (x) make a corrective filing as soon as practicable, (y) use its commercially reasonable efforts to cause any amendment to the Registration Statement to be declared effective and
(z) use its commercially reasonable efforts to cause the Registration Statement to become useable as soon as practicable thereafter.

     1.9.3  Option Registration Statement. For those Company employees who are
            -----------------------------
employed by Expedia after the Effective Time, Expedia shall cause the Expedia Common Shares issuable upon exercise of the Expedia Options to be registered under the 1933 Act no later than thirty (30) calendar days after the Effective Time and shall use its best efforts to maintain the effectiveness of the applicable registration statement or registration statements for so long as such replacement Expedia Options remain outstanding.

     1.10   Delivery of Certificates.  At or as soon as practicable after the
            ------------------------
Effective Time, Expedia or its transfer agent will send to the holders of Company Shares (i) a letter of transmittal in customary form and containing such provisions as Expedia may reasonably specify, and (ii) instructions for use in effecting the surrender of certificates representing Company Shares in exchange for certificates representing Expedia Common Shares. After the Effective Time, and after receiving such letter of transmittal, each stockholder of a certificate or other documentation representing Company Shares or Company Options, other than Eligible Appraisal Shares, shall surrender such certificates or other documentation to Expedia or the exchange agent designated

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by Expedia and letter of transmittal and such other duly executed documentation as may be reasonably required by Expedia or the exchange agent to effect a transfer of such shares or options, and upon such surrender each stockholder shall be entitled to receive a certificate or other documentation for the applicable number of Expedia Common Shares or Expedia Options calculated pursuant to Section 1.4, except as provided in Section 1.4.6. Execution and delivery of an Investment Agreement and Escrow Agreement shall be a condition precedent to the issuance of the Expedia Common Shares to each Company stockholder. If any certificate representing Company Shares shall have been lost, stolen or destroyed, Expedia may, in its discretion and as a condition precedent to the issuance of any certificate representing Expedia Common Shares, require the owner of such lost, stolen or destroyed certificate representing Company Shares to provide an appropriate affidavit and indemnity against any claim that may be made against Expedia or the Surviving Corporation with respect to such certificate representing Company Shares. If any documentation representing Company Options shall have been lost, stolen or destroyed, Expedia may, in its discretion and as a condition precedent to the issuance of any documentation representing Expedia Options, require the owner of such lost, stolen or destroyed documentation representing Company Options to provide an appropriate affidavit and indemnity against any claim that may be made against Expedia or the Surviving Corporation with respect to such documentation representing Company Options. Until so surrendered, each Certificate will be deemed from and after the Effective Time, for all corporate purposes, to evidence the ownership of the number of full shares of Expedia Common Stock into which such shares of Company Capital Stock shall have been so converted. If any certificate for shares of Expedia Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of such issuance that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Expedia or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Expedia Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Expedia or any agent designated by it that such tax has been paid or is not payable.

                                  ARTICLE II
                        REPRESENTATIONS AND WARRANTIES


     2.1  Representations and Warranties of Company and Principal Stockholders.
          --------------------------------------------------------------------
Except as disclosed in a document referring specifically to the representations and warranties in this Agreement which identifies by section number the section and subsection to which such disclosure relates and is delivered by Company to Expedia and Sub prior to the execution of this Agreement (the "Company Disclosure Schedule"), and whether or not the Company Disclosure Schedule is referred to in a specific section or subsection, Company and the Principal Stockholders, jointly and severally, represent and warrant to Expedia and Sub as follows:

          2.1.1  Organization, Standing and Power. Company is a corporation duly
                 --------------------------------
organized, validly existing, and in good standing under the laws of the State of Delaware, has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which a failure to so qualify would have a material adverse effect on the Business Condition (as hereinafter defined) of Company. As used in this Agreement, "Business

Condition" with respect to any entity shall mean the business, financial condition, results of operations, assets or prospects (as defined below) (without giving effect to the consequences of the transactions contemplated by this Agreement) of such entity or entities including Subsidiaries taken as a whole. In this Agreement, a "Subsidiary" of any corporation or other entity means a corporation, partnership, limited liability company or other entity of which such corporation or entity directly or indirectly owns or controls voting securities or other interests which are sufficient to elect a majority of the Board of Directors or other managers of such corporation, partnership, limited liability company or other entity and "prospects" shall mean events, conditions, facts or developments which are known to Company and which in the reasonable course of events are expected to have a material effect on future operations of the business as presently conducted by Company. Each of the Company Subsidiaries are set forth on the Company Disclosure Schedule. Company has delivered to Expedia complete and correct copies of the certificate of incorporation, bylaws, and/or other primary charter and organizational documents ("Charter Documents") of Company and each of its Subsidiaries, in each case, as amended to the date hereof. The minute books and stock records of Company contain correct and complete records of all material proceedings and actions taken at all meetings of, or effected by written consent of, the Principal Stockholders of Company and its Board of Directors, and all original issuances and subsequent transfers, repurchases, and cancellations of Company Common Shares. The Company Disclosure Schedule contains a complete and correct list of the officers and directors of Company since its incorporation.

          2.1.2  Capital Structure.
                 -----------------

                 (a) The authorized capital stock of Company consists of 30,000,000 shares of Company Common Stock, $0.001 par value, ("Company Common Shares") of which 8,085,196 shares are issued and outstanding, and 18,000,000 shares of Preferred Stock, $0.001 par value, ("Company Preferred Shares") of which (i) 1,346,666 have been designated as Series A Preferred Stock ("Series A Shares") of which 1,010,000 Series A Shares are issued and outstanding, (ii) 1,346,666 have been designated as Series A-1 Preferred Stock ("Series A-1 Shares") of which no Series A-1 Shares are outstanding, (iii) 4,600,000 have been designated as Series B Preferred Stock ("Series B Shares") of which 4,362,498 Series B Shares are outstanding, (iv) 4,600,000 have been designated as Series B-1 Preferred Stock ("Series B-1 Shares") of which no Series B-1 Shares are outstanding, (v) 3,000,000 have been designated as Series C Preferred Stock ("Series C Shares") of which 1,999,900 Series C Shares are outstanding, and (vi) 3,000,000 have been designated as Series C-1 Preferred Stock ("Series C-1 Shares") of which no Series C-1 Shares are outstanding. The Company Common Shares and the Company Preferred Shares are collectively referred to herein as the "Company Shares".

                 (b) As of the date hereof, 2,500,000 Company Common Shares are reserved for issuance upon the exercise of outstanding stock options under Company's "1999 Stock Option Plan" (the "Company Stock Plan"), options for 2,405,934 Company Common Shares have been granted and remain outstanding (the "Company Options"). No options to purchase Company Common Shares have been issued outside of the Company Stock Plan and remain outstanding. Warrants to purchase 136,436 Company Common Shares and 336,666 Series A Shares are outstanding. Such warrants shall either be exercised into Company Common Shares or Series A Shares, as applicable, prior to the Closing, be cancelled by the holder thereof, or at the Effective Time, terminate. All Company Common Share Equivalents and other securities outstanding as of January 28, 2000 are set forth on Schedule 1.4.

          (c) All outstanding Company Shares are, and any Company Shares issued upon exercise of any Company Options will be, validly issued, fully paid, nonassessable and not subject to any preemptive rights, or to any agreement to which Company is a party or by which Company may be bound. Except for the shares described above issuable pursuant to the exercise of Company Options and warrants, there are not any options, warrants, calls, conversion rights, commitments, agreements, contracts, understandings, restrictions, arrangements or rights of any character to which Company is a party or by which Company may be bound obligating Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of Company, or obligating Company to grant, extend or enter into any such option, warrant, call, conversion right, conversion payment, commitment, agreement, contract, understanding, restriction, arrangement or right. Company does not have outstanding any bonds, debentures, notes or other indebtedness the holders of which (i) have the right to vote (or convertible or exercisable into securities having the right to vote) with holders of Company Shares on any matter ("Company Voting Debt") or (ii) are or will become entitled to receive any payment as a result of the execution of this Agreement or the completion of the transactions contemplated hereby.

     2.1.3  Authority. The execution, delivery, and performance of this
            ---------
Agreement by Company (including but not limited to the execution, delivery, and performance of the agreements and transactions contemplated by this Agreement) has been duly authorized by all necessary action of the Board of Directors of Company. Certified copies of the resolutions adopted by the Board of Directors of Company approving this Agreement and the Merger have been provided to Expedia. Each of Company and the Principal Stockholders has duly and validly executed and delivered this Agreement and each of the agreements contemplated hereby, and this Agreement and each of the agreements contemplated hereby constitutes a valid, binding, and enforceable obligation of Company and each of the Principal Stockholders, as applicable, in accordance with its terms.

     2.1.4  Compliance with Laws and Other Instruments. Each of Company and its
            ------------------------------------------
Subsidiaries holds, and at all times has held, all licenses, permits, and authorizations from all Governmental Entities, (as defined below) necessary for the lawful conduct of its business pursuant to all applicable statutes, laws, ordinances, rules, and regulations of all such authorities having jurisdiction over it or any part of its operations, excepting, however, when such failure to hold would not have a material adverse effect on Company's Business Condition. There are no violations or claimed violations known by Company or the Principal Stockholders of any such license, permit, or authorization or any such statute, law, ordinance, rule or regulation. Neither the execution and delivery of this Agreement by Company and the Principal Stockholders nor the performance by Company and the Principal Stockholders of their obligations under this Agreement will, in any material respect, violate any provision of laws or will conflict with, result in the material breach of any of the terms or conditions of, constitute a material breach of any of the terms or conditions of, constitute a material default under, permit any party to accelerate any right under, renegotiate, or terminate, require consent, approval, or waiver by any party under, or result in the creation of any lien, charge, encumbrance, or restriction upon any of the properties, assets, or Company Common Shares pursuant to, any of the Charter Documents or any agreement (including, without limitation, government contracts), indenture, mortgage, franchise, license, permit, lease or other instrument of any kind to which Company is a party or by which Company or any of its assets is bound or, to its knowledge, affected. No consent, approval, order or authorization of or registration, declaration or filing with or exemption by (collectively "Consents"), any court, administrative agency or commission or other governmental authority or instrumentality, whether domestic or foreign (each a "Governmental Entity") is required by or with respect to Company in connection with the execution and delivery of this Agreement by Company or the consummation by Company of the transactions contemplated hereby, except for (i) the filing of a premerger notification report and all other required documents by Expedia and Company, and the expiration of all applicable waiting periods, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and
(ii) the filing of the appropriate Merger Documents with the Secretary of State of Delaware and except for such other Consents, which if not obtained or made would not have a material adverse effect on Company's Business Condition.

       2.1.5  Technology and Intellectual Property Rights.
              -------------------------------------------

              (a) The "Company Intellectual Property" consists of the following:

                  (i) all patents, trademarks, trade names, service marks, mask works, domain names, copyrights and any renewal rights, applications and registrations for any of the foregoing, and all trade dress, net lists, schematics, technology, manufacturing processes, customer and supplier lists, trade secrets, know-how, moral rights, computer software programs or applications (in both source and object code form) owned by Company;

                  (ii) all goodwill associated with trademarks, trade names service marks and trade dress owned by Company;

                  (iii) all software and firmware listings, and updated software source code, and complete system build software and instructions related to all software described in the Company Disclosure Schedule pursuant to Section 2.1.5(b) hereof owned by Company;

                  (iv) all documents, records and files relating to design, end user documentation, manufacturing, quality control, sales, marketing or customer support for all intellectual property described herein owned by Company;

                  (v) all other tangible or intangible proprietary information and materials owned by Company; and

                  (vi) all license and other rights in any third party product, intellectual property, proprietary or personal rights, documentation, or tangible or intangible property, including without limitation the types of intellectual property and tangible and intangible proprietary information described in (i) through (v) above;

that are being, and/or have been, used, or are currently under development for use, in the business of Company as it has been, is currently or is currently anticipated to be (up to the Closing), conducted. Company Intellectual Property described in clauses (i) to (v) above is referred to herein as "Company Owned Intellectual Property" and Company Intellectual Property described in clause
(vi) above is referred to herein as "Company Licensed Intellectual Property." Unless otherwise noted, all references to "Company Intellectual Property" shall refer to both Company Owned Intellectual Property and Company Licensed Intellectual Property.

          (b) The Company Disclosure Schedule lists: (i) all patents, registered copyrights, mask works, trademarks, service marks, domain names, trade dress, any renewal rights for any of the foregoing, and any applications and registrations for any of the foregoing, that are included in the Company Owned Intellectual Property; (ii) all hardware products and tools, software products and tools, and services that are currently published, offered, or under development by Company; (iii) all licenses, sublicenses and other agreements to which Company is a party and pursuant to which any end user or other third party is authorized to have access to or use the Company Intellectual Property or exercise any other right with regard thereto; (iv) all Company Licensed Intellectual Property (other than license agreements for standard "shrink wrapped, off the shelf," commercially available, third party products used by Company); and (v) any obligations of exclusivity, noncompetition, nonsolicitation, first refusal or first negotiation to which Company is subject under any agreement that does not fall within the ambit of (iii) or (iv) above. The disclosures described in (iii), (iv), and (v) hereof include the names and dates of the relevant agreements, as well as the identities of the parties to the relevant agreements.

          (c) The Company Intellectual Property consists solely of items and rights which are either: (i) owned by Company; (ii) in the public domain; or
(iii) rightfully used and authorized for use by Company and its successors pursuant to a valid license or other agreement. Company has all rights in the Company Intellectual Property necessary to carry out Company's current and anticipated future (up to the Closing) activities and has or had all rights in the Company Intellectual Property reasonably necessary to carry out Company's former activities, including without limitation, and solely to the extent necessary to carry out such activities, rights to make, use, exclude others from using, reproduce, modify, adapt, create derivative works based on, translate, distribute (directly and indirectly), disclose, transmit, display and perform publicly, license, rent, lease, assign, and sell the Company Intellectual Property in all geographic locations and fields of use, and to sublicense any or all such rights to third parties, including the right to grant further sublicenses. All software and firmware listings that are part of the Company Owned Intellectual Property are adequately commented in accordance with generally accepted standard industry practices.

          (d) Company is not, nor as a result of the execution or delivery of this Agreement and all other agreements contemplated hereby, or performance of Company's obligations hereunder or thereunder, will Company be, in violation of any license, sublicense, or other agreement relating to the Company Intellectual Property to which Company is a party or otherwise bound. Except as specifically described in the Company Disclosure Schedule, Company is not obligated to provide any consideration (whether financial or otherwise) to any third party, nor is any third party otherwise entitled to any consideration, with respect to any exercise of rights by Company or its successors or licensees in the Company Intellectual Property.

          (e) The use, reproduction, modification, distribution, licensing, sublicensing, sale, or any other exercise of rights in any Company Owned Intellectual Property or any other authorized exercise of rights in or to the Company Owned Intellectual Property by Company or its successors or licensees does not and will not infringe any copyright, patent, trade secret, trademark, service mark, trade name, firm name, logo, trade dress, mask work, moral right, other intellectual property right, right of privacy, right of publicity, or right in personal or other data of any person. Further, to the knowledge of Company and the Principal Stockholders, the use, reproduction, modification, distribution, licensing, sublicensing, sale, or any other exercise of rights in any Company Licensed Intellectual Property or any other authorized exercise of rights in or to the Company Licensed Intellectual Property by Company or its licensees does not and will not infringe any copyright, patent, trade secret, trademark, service mark, trade name, firm name, logo, trade dress, mask work, moral right, other intellectual property right, right of privacy, right of publicity or right in personal or other data of any person. No claims (i) challenging the validity, effectiveness, or ownership by Company of any of the Company Intellectual Property, or (ii) to the effect that the use, reproduction, modification, manufacturing, distribution, licensing, sublicensing, sale, or any other exercise of rights in any Company Intellectual Property by Company or its successors or licensees infringes, or will infringe on, any intellectual property or other proprietary or personal right of any person, have been asserted or, to the knowledge of Company and the Principal Stockholders, are threatened by any person nor, to the knowledge of Company and the Principal Stockholders, are there any valid grounds for any bona fide claim of any such kind. All granted or issued patents and all registered mask works, domain names, and trademarks listed on the Company Disclosure Schedule and all copyright registrations held by Company are valid, enforceable and subsisting. To the knowledge of Company and the Principal Stockholders, there is no unauthorized use, infringement, or misappropriation of any of the Company Owned Intellectual Property by any employee, or former employee, or other third party.

          (f) No parties other than Company possess any current or contingent rights to any source code that is part of the Company Owned Intellectual Property (including, without limitation, through any escrow account).

          (g) The Company Disclosure Schedule lists all parties who have created any portion of, or otherwise have any rights in or to, the Company Owned Intellectual Property other than employees of Company whose work product was created by them within the scope of their employment by Company and constitutes works made for hire owned by Company. Company has secured from all parties who are not employees and who have created any material portion of, or otherwise have any rights in or to, the Company Owned Intellectual Property valid and enforceable written assignments or licenses of any such work or other rights to Company and has provided true and complete copies of such assignments or licenses to Expedia.

          (h) The Company Disclosure Schedule includes a true and complete list of support and maintenance agreements relating to Company Owned Intellectual Property or to which Company is a party as to Company Licensed Intellectual Property, including the identity of the parties and the respective dates of such agreements.

          (i) Company has obtained legally binding written agreements from all employees and third parties with whom Company has shared confidential proprietary information (i) of Company or (ii) received from others which Company is obligated to treat as confidential, which agreements require such employees and third parties to keep such information confidential.

          (j) Company has obtained any and all necessary consents from consumers with regard to Company's collection and dissemination of personal consumer information in accordance with Company's privacy policy as published on its website. Company's practices regarding the collection and use of consumer personal information are in accordance with Company's privacy policy as published on its website.

          (k) The Company Owned Intellectual Property is, and any products manufactured and commercially released by Company or currently under development, are fully Year 2000 Compliant in all material respects and will not cease to be fully Year 2000 Compliant in any material respect at any time during or after the calendar year A.D. 2000. To the knowledge of Company and the Principal Stockholders, the Company Licensed Intellectual Property is fully Year 2000 Compliant in all material respects and will not cease to be fully Year 2000 Compliant in any material respect at any time during or after the calendar year 2000. Schedule 2.1.5(k) sets forth the tests, inquiries and other activities undertaken by Company up to the Closing, with respect to the Year 2000 Compliant nature of any and all Company Intellectual Property. For the purposes of this Agreement, "Year 2000 Compliant" means that neither the performance nor the functionality of any Company Intellectual Property is or will be materially affected by dates prior to, during or after the calendar year A.D. 2000 and in particular (but without limitation):

               (i) such Company Intellectual Property accurately receives, provides and processes, and will accurately receive, provide and process, date/time data (including calculating, comparing and sequencing) from, into and between the twentieth and twenty-first centuries;

               (ii) such Company Intellectual Property will not malfunction, cease to function, provide invalid or incorrect results or cause any interruption in the operation of the business of Company as a result of any date/time data;

               (iii) date-based functionality of such Company Intellectual Property behaves and will continue to behave consistently for dates prior to, during and after the calendar year 2000;

               (iv) in all interfaces and data storage of such Company Intellectual Property, the century in any date is and will be specified either explicitly or by unambiguous algorithms or inferencing rules; and

               (v) the calendar year 2000 is and will be recognized as a leap year by such Company Intellectual Property.

          2.1.6 Financial Statements.   Company has delivered to Expedia
                --------------------
unaudited balance sheets as of December 31, 1998 and as of September 30, 1999, and the related unaudited statements of income for the years ended December 31, 1998 and for the nine months ended September 30, 1999 (such balance sheets and statements of income are collectively referred to as the "Financial Statements"). The Financial Statements: (i) are in accordance with the books and records of Company, (ii) present fairly, in all material respects, the financial position of Company as of the dates indicated and the results of its operations for each of the periods indicated, and (iii) have been prepared in accordance with generally accepted accounting principles consistently applied except as described in the Company Disclosure Schedule. There are no material off-balance sheet liabilities, claims or obligations of any nature, whether accrued, absolute, contingent, anticipated, or otherwise, whether due or to become due, that are not shown or provided for either in the Financial Statements or the Company Disclosure Schedule. The liabilities of Company were incurred in the ordinary course of Company's business. The "Pro Forma Closing Balance Sheet" attached as Schedule 2.1.6 sets forth, based on reasonable assumptions relating to the operation of the business conducted by Company, the projected balance sheet as of the estimated Closing Date. A "Final Pro Forma Closing Balance Sheet" will be prepared, and any updates or revisions of such statement will be prepared, on a basis consistent with the Financial Statements and Schedule 2.1.6.

          2.1.7 Taxes.
                -----

                (a) Each of Company and VacationSpot, S.A., a Belgian corporation and a Subsidiary of Company ("Foreign Subsidiary"), has timely filed (or caused to be filed) all federal, state, local and foreign tax returns, reports, elections and information statements ("Returns") required to be filed by it, which Returns are true, correct and complete in all respects, and paid all taxes required to be paid as shown on such Returns. All taxes required to be paid in respect of the periods covered by such Returns ("Return Periods") or prior to Closing have either been paid or fully accrued on the books of Company and Foreign Subsidiary. Company and Foreign Subsidiary have fully accrued all unpaid taxes in respect of all periods prior to Closing on the Pro Forma Closing Balance Sheet. Company has not taken any position on any tax return or filing which is or would be subject to penalties under Section 6662 of the Code. Except as set forth in the Company Disclosure Schedule, neither Company nor Foreign Subsidiary has requested or been granted any extension of time to file any Return the filing of which is pending. There is no difference between the amounts of the book basis and the tax basis of any asset of Company or Foreign Subsidiary that is not reflected in an appropriate accrual of deferred tax liability on the books of Company or Foreign Subsidiary or fully reflected in the Pro Forma Closing Balance Sheet or the Financial Statements. Company has provided Expedia true and correct copies of all Returns, all correspondence with any taxing authority, all tax work papers, any tax planning memoranda prepared for Company and Foreign Subsidiary and other tax data.

                (b) No deficiencies or adjustments for any tax have been claimed, proposed or assessed or threatened. Company Disclosure Schedule accurately sets forth the years for which Company's federal and state income tax returns, respectively, have been audited and any years which are the subject of a pending audit by the Internal Revenue Service ("IRS") and the applicable state taxing agencies. Except as so disclosed, , neither Company nor Foreign Subsidiary is subject to any pending or, to the knowledge of Company, threatened tax audit or examination. Neither Company nor Foreign Subsidiary has entered into any agreements, waivers or other arrangements in respect of the statute of limitations in respect of its taxes or tax returns. Company Disclosure Schedule sets forth as of the date hereof a list of all joint ventures, partnerships, limited liability companies or other business entities (within the meaning of Treas. Reg. Section 701.7701-3) in which Company or Foreign Subsidiary has an interest.

                (c) For the purposes of this Agreement, the terms "tax" and "taxes" shall include all federal, state, local and foreign taxes, assessments, duties, tariffs, registration fees, and other governmental charges including without limitation all income, franchise, property, production, sales, use, payroll, license, windfall profits, severance, withholding, excise, gross receipts and other taxes, as well as any interest, additions or penalties relating thereto and any interest in respect of such additions or penalties.

                (d) There are no liens for taxes upon the assets of Company or Foreign Subsidiary except for taxes that are not yet payable or which are being contested in good faith and for which adequate reserves have been established on the Financial Statements. Each of Company and Foreign Subsidiary has withheld all taxes required to be withheld in respect of wages, salaries and other payments to all employees, officers and directors and any taxes required to be withheld from any other person and has timely paid all such amounts withheld to the proper taxing authority.

                (e) No consent or agreement has been made under Section 341(f) of the Code, by or on behalf of Company or any predecessor thereof. Neither Company nor Foreign Subsidiary is or has been a party to any tax sharing or tax allocation agreement. No item of income or gain reported by Company or Foreign Subsidiary for financial accounting purposes in any pre-closing period is required to be included in taxable income in any post-closing period. Company has never been a member of any affiliated group of corporations within the meaning of Section 1504 of the Code. Company has not participated in, or cooperated with, an international boycott within the meaning of Section 999 of the Code. Neither Company nor Foreign Subsidiary is required to include in income any adjustment pursuant to Section 481(a) of the Code (or similar provisions of other law or regulations) in its current or in any future taxable period, by reason of a change in accounting method; nor does Company of Foreign Subsidiary have any knowledge that the IRS (or other taxing authority) has proposed, or is considering, any such change in accounting method. Company is not a party to any agreement, contract, or arrangement that would result in the payment of any "excess parachute payment" within the meaning of Section 280G of the Code or any similar provision of foreign, state or local law ("Excess Parachute Payment"), including agreements, contracts or arrangements that will not result in Excess Parachute Payments because they can and will be approved prior to the Effective Time in a manner meeting the requirements of Section 280G(b)(5)(B) of the Code. Company does not have and has not had a "permanent establishment" (as defined in any applicable income tax treaty) in any country other than the United States. Company and the Principal Stockholders will take all action necessary to obtain shareholder approvals meeting the requirements of
Section 280G(b)(5) of the Code and the Regulations thereunder, and will otherwise act in good faith using best efforts to ensure that no payment in connection with the Merger constitutes an Excess Parachute Payment. Company has made no election under Section 13261(g)(2) of P.L. 103-66, relating to the application of Section 197 of the Code. There are no outstanding rulings or requests for rulings from any taxing authority with respect to Company.

                (f) Neither Company nor Foreign Subsidiary is or has ever been a real property holding corporation within the meaning of Section 897 of the Code. None of the assets of Company is property that is required to be treated as owned by any other person pursuant to the "safe harbor lease" provisions of former Section 168(f)(8) of the Code and in effect immediately prior to the enactment of the Tax Reform Act of 1986 and none of the assets of Company is "tax exempt use property" within the meaning of Section 168(h) of the Code. None of the assets of Company secures any debt the interest on which is tax exempt under Section 103 of the Code. Company is liable for no taxes under the provisions of Treas. Reg. Section 1.1502-6(a).

                (g) With the exception of Foreign Subsidiary, Company has no Subsidiary which is resident for taxation purposes in a jurisdiction other than the United States. Foreign Subsidiary is resident for taxation purposes in Belgium and no other jurisdictions, and does not have and has not had a permanent establishment in any country other than Belgium. Foreign Subsidiary has been a controlled foreign corporation within the meaning of Section 957 of the Code at all times since its acquisition by Company. Foreign Subsidiary is not and has not been since its acquisition by Company a passive foreign investment company within the meaning of Section 1297 of the Code. Company has or, prior to the Closing Date, will have made an election pursuant to Section 338 of the Code to treat its acquisition of Foreign Subsidiary as an asset acquisition.

          2.1.8 Absence of Certain Changes and Events. Since September 30, 1999,
                -------------------------------------
there has not been:

                (a) Any transaction involving more than $10,000 entered into by Company other than in the ordinary course of business; any change (or any development or combination of developments of which Company or the Principal Stockholders has knowledge which is reasonably likely to result in such a change) in Company's Business Condition, other than changes in the ordinary course of business which in the aggregate have not been materially adverse to Company's Business Condition; or, without limiting the foregoing, any loss of or damage to any of the properties of Company due to fire or other casualty, or any other loss, whether or not insured, amounting to more than $10,000 in the aggregate;

                (b) Any declaration, payment, or setting aside of any dividend or other distribution to or for the holders of any Company Common Shares;

                (c) Any termination, modification, or rescission of, or waiver by Company of rights under, any existing contract having or likely to have a material adverse effect on Company's Business Condition;

                (d) Any discharge or satisfaction by Company of any lien or encumbrance, or any payment of any obligation or liability (absolute or contingent) other than current liabilities shown on the balance sheet included in the Financial Statements as of September 30, 1999 and current liabilities incurred since September 30, 1999 in the ordinary course of business; or

                (e) Any mortgage, pledge, imposition of any security interest, claim, encumbrance, or other restriction on any of the assets, tangible or intangible, of Company.

          2.1.9  Accounts Receivable. All of the accounts receivable shown on
                 -------------------
the balance sheet included in the Financial Statements as of September 30, 1999 have been collected or are good and collectible in the aggregate recorded amounts thereof (less the allowance for doubtful accounts also appearing in such September 30, 1999 balance sheet and net of returns and payment discounts allowable by Company's policies) and can reasonably be anticipated to be paid in full without outside collection efforts within sixty (60) days of the due date, subject to no counterclaims or setoffs.

          2.1.10 Leases in Effect. All real property leases and subleases as to
                 ----------------
which Company and its Subsidiaries are a party and any amendments or modifications thereof are listed on the Company Disclosure Schedule (each a "Lease" and collectively, the "Leases") and are valid, in full force and effect, enforceable, and there are no existing defaults, and Company has not received or given notice of default or claimed default with respect to any Lease, nor is there any event that with notice or lapse of time, or both, would constitute a default thereunder.

          2.1.11 Personal Property. Company has good and marketable title, free
                 -----------------
and clear of all title defects, security interests, pledges, options, claims, liens, encumbrances, and restrictions of any nature whatsoever (including, without limitation, leases, chattel mortgages, conditional sale contracts, purchase money security interests, collateral security arrangements, and other title or interest-retaining agreements) to all inventory, receivables, furniture, machinery, equipment, and other personal property, tangible or otherwise, reflected on the September 30, 1999 balance sheet included in the Financial Statements or used in Company's business as of the date of such balance sheet even if not reflected thereon, except for acquisitions and dispositions since September 30, 1999 in the ordinary course of business. The Company Disclosure Schedule lists (i) all computer equipment and (ii) all other personal property having a book value of $5,000 or more, which are used by Company in the conduct of its business, and all such equipment and property are in good operating condition and repair, reasonable wear and tear excepted.

          2.1.12 Certain Transactions. None of the directors, officers, or
                 --------------------
Principal Stockholders of Company, or any member of any of their families (as defined below), is presently a party to, or was a party to during the year preceding the date of this Agreement, any transaction with Company, including, without limitation, any contract, agreement, or other arrangement (i) providing for the furnishing of services to or by, (ii) providing for rental of real or personal property to or from, or
(iii) otherwise requiring payments to or from, any such person or any corporation, partnership, trust, or other entity in which any such person has or had a 5%-or-more interest (as a stockholder, partner, beneficiary, or otherwise) or is or was a director, officer, employee, or trustee other than for services rendered by the Principal Stockholders as employees of Company. None of Company's officers or directors has any material interest in any property, real or personal, tangible or intangible, including inventions, copyrights, trademarks or trade names, used in or pertaining to the business of Company, or any supplier, distributor or customer of Company, except for the normal rights of a stockholder, and except for rights under existing employee benefit plans. For purposes of this Agreement "families" shall include all individuals who by reason of ancestry, adoption or marriage have a common parent or grandparent.

          2.1.13 Litigation and Other Proceedings. Neither Company, its
                 --------------------------------
Subsidiaries, nor any of its officers, directors, or employees is a party to any pending or, to the knowledge of Company and the Principal Stockholders, threatened action, suit, labor dispute (including any union representation proceeding), proceeding, investigation, or discrimination claim in or by any court or governmental board, commission, agency, department, or officer, or any arbitrator, arising from the actions or omissions of Company, its Subsidiaries or, in the case of an individual, from acts in his or her capacity as an officer, director, or employee of Company which individually or in the aggregate would be materially adverse to Company. Company is not subject to any order, writ, judgment, decree, or injunction that has a material adverse effect on Company's Business Condition.

          2.1.14 No Defaults. Neither Company nor any of its Subsidiaries is,
                 -----------
nor has Company or any of its Subsidiaries received notice that it would be with the passage of time, in default or violation of any term, condition or provision of (i) the Charter Documents of Company; (ii) any judgment, decree or order applicable to Company; or (iii) any loan or credit agreement, note, bond, mortgage, indenture, contract, agreement, lease, license or other instrument to which Company is now a party or by which it or any of its properties or assets may be bound, except for defaults and violations which, individually or in the aggregate, would not have a material adverse effect on the Business Condition of Company.

          2.1.15 Major Contracts. Neither Company nor any of its Subsidiaries
                 ---------------
is a party to or subject to:

                 (a) Any union contract, or any employment contract or arrangement providing for future compensation, written or oral, with any officer, consultant, director or employee;

                 (b) Any plan or contract or arrangement, written or oral, providing for bonuses, pensions, deferred compensation, retirement payments, profit-sharing, or the like;

                 (c) Any joint venture contract or arrangement or any other agreement which has involved or is expected to involve a sharing of profits;

                 (d) Any OEM agreement, distribution agreement, volume purchase agreement, corporate end user sales or service agreement or manufacturing agreement in which the amount involved exceeds annually, or is expected to exceed in the aggregate over the life of the contract $10,000 or pursuant to which Company has granted or received manufacturing rights, most favored nation pricing provisions or exclusive marketing, reproduction, publishing or distribution rights related to any product, group of products or territory;


                 (e) Any lease for real or personal property in which the amount of payments which Company is required to make on an annual basis exceeds $10,000;

                 (f) Any material agreement, license, franchise, permit, indenture or authorization which has not been terminated or performed in its entirety and not renewed which may be, by its terms, terminated, impaired or adversely affected by reason of the execution of this Agreement, the Closing of the Merger, or the consummation of the transactions contemplated hereby or thereby;

                 (g) Except for trade indebtedness incurred in the ordinary course of business, any instrument evidencing or related in any way to indebtedness incurred in the acquisition of companies or other entities or indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee, or otherwise which individually is in the amount of $10,000 or more;

                 (h) Any material license agreement, either as licensor or licensee (excluding nonexclusive hardware and software licenses granted to distributors or end-users in the ordinary course of business consistent with prior practice); or

                 (i) Any contract containing covenants purporting to limit Company's freedom to compete in any line of business in any geographic area.

     All contracts, arrangements, plans, agreements, leases, licenses, franchises, permits, indentures, authorizations, instruments and other commitments which are listed in the Company Disclosure Schedule pursuant to this
Section 2.1.15 are valid and in full force and effect and Company has not, nor, to the best knowledge of Company, has any other party thereto, breached any material provisions of, or entered into default in any material respect under the terms thereof.

          2.1.16 Material Relations. To Company's and the Principal
                 ------------------
Stockholders' knowledge, none of the parties to any of the major contracts identified in the Company Disclosure Schedule pursuant to Section 2.1.15 have terminated, or in any way expressed an intent to materially reduce or terminate the amount of its business with Company or its Subsidiaries in the future.

          2.1.17 Insurance and Banking Facilities. The Company Disclosure
                 --------------------------------
Schedule contains a complete and correct list of (i) all contracts of insurance or indemnity of Company in force at the date of this Agreement (including name of insurer or indemnitor, agent, annual premium, coverage, deductible amounts, and expiration date) and (ii) the names and locations of all banks in which Company has accounts or safe deposit boxes, the designation of each such account and safe deposit box, and the names of all persons authorized to draw on or have access to each such account and safe deposit box. All premiums and other payments due from Company with respect to any such contracts of insurance or indemnity have been paid, and Company does not know of any fact, act, or failure to act which has or might cause any such contract to be canceled or terminated. All material known claims for insurance or indemnity have been presented.

          2.1.18 Employees.  Neither Company nor any of its Subsidiaries has any
                 ---------
written contract of employment or other employment agreement with any of its employees that is not terminable at will by Company. Company is not a party to any pending, or to Company's knowledge, threatened, labor dispute. Company has complied in all material respects with all applicable federal, state, and local laws, ordinances, rules and regulations and requirements relating to the employment of labor, including but not limited to the provisions thereof relating to wages, hours, collective bargaining, payment of social security, unemployment and withholding taxes, and ensuring equality of opportunity for employment and advancement of minorities and women. There are no claims pending, or threatened to be brought, in any court or administrative agency by any former or current Company employees for compensation, pending severance benefits, vacation time, vacation pay or pension benefits, or any other claim pending from any current or former employee or any other person arising out of Company's status as employer, whether in the form of claims for employment discrimination, harassment, unfair labor practices, grievances, wrongful discharge or otherwise.

          2.1.19 Employee Benefit Plans. Each employee benefit plan ("Plan")
                 ----------------------
covering active, former, or retired employees of Company or its Subsidiaries is listed in the Company Disclosure Schedule. Company has made available to Expedia a copy of each Plan, and where applicable, any related trust agreement, annuity, or insurance contract. No annual reports (Form 5500) have been required to be filed with the Internal Revenue Service. To the extent applicable, each Plan complies, in all material respects, with the requirements of the Employee Retirement Income Security Act of 1974 as amended ("ERISA"), and the Code, and any Plan intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and has remained tax-qualified to this date and its related trust is tax-exempt and has been so since its creation. No Plan is covered by Title IV of ERISA or Section 412 of the Code. No "prohibited transaction," as defined in ERISA Section 406 or Code Section 4975 has occurred with respect to any Plan. Each Plan has been maintained and administered in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such Plans. There are no pending or anticipated claims against or otherwise involving any of the Plans and no suit, action, or other litigation (excluding claims for benefits incurred in the ordinary course of Plan activities) has been brought against or with respect to any Plan. All contributions, reserves, or premium payments to the Plan, accrued to the date hereof have been made or provided for. Company has not incurred any liability under Subtitle C or D of Title IV of ERISA with respect to any "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by Company, or any entity which is considered one employer with Company under Section 4001 of ERISA. Company has not incurred any withdrawal liability under Subtitle E of Title IV of ERISA with respect to any

"multiemployer plan." within the meaning of Section 4001(a)(3) of ERISA. There are no restrictions on the rights of Company to amend or terminate any Plan without incurring any liability thereunder. Company has not engaged in or is a successor or parent corporation to an entity that has engaged in a transaction described in ERISA Section 4069. There have been no amendments to, written interpretation of, or announcement (whether or not written) by Company relating to, or change in employee participation or coverage under, any Plan. Neither Company nor any of its ERISA affiliates have any current or projected material liability in respect of post-employment or post-retirement welfare benefits for retired or former employees of Company other than health care continuation benefits required to be provided under applicable law. No tax under Section 4980B of the Code has been incurred in respect of any Plan that is a group health plan, as defined in Section 5000(b)(1) of the Code. Except as disclosed on the Company Disclosure Schedule, Company has administered the executive compensation Plans, if any, in a manner which will not result in a compensation charge against earnings or the loss of deductions for federal and state income tax purposes.

          2.1.20 Certain Agreements. Except as contemplated by this Agreement
                 ------------------
(or as set forth in the Company Disclosure Schedule), neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby will: (i) result in any payment by Company or any of its Subsidiaries (including, without limitation, severance, unemployment compensation, parachute payment, bonus or otherwise) becoming due to any director, employee or independent contractor of Company under any Plan, agreement or otherwise, (ii) materially increase any benefits otherwise payable under any Plan or agreement, or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

          2.1.21 Guarantees and Suretyships. Company has no powers of attorney
                 --------------------------
outstanding (other than those issued in the ordinary course of business with respect to tax matters), and Company has no obligations or liabilities (absolute or contingent) as guarantor, surety, cosigner, endorser, co-maker, indemnitor, or otherwise respecting the obligations or liabilities of any person, corporation, partnership, joint venture, association, organization, or other entity.

          2.1.22 Brokers and Finders. Neither Company nor the Principal
                 -------------------
Stockholder has retained any broker, finder, or investment banker in connection with this Agreement or any of the transactions contemplated by this Agreement, nor does or will Company owe any fee or other amount to any broker, finder, or investment banker in connection with this Agreement or the transactions contemplated by this Agreement.

          2.1.23 Certain Payments. Neither Company nor the Principal
                 ----------------
Stockholders acting on behalf of Company, nor to the best knowledge of Company and the Principal Stockholders, any person or other entity acting on behalf of Company has, directly or indirectly, on behalf of or with respect to Company:
(i) made an unreported political contribution, (ii) made or received any payment which was not legal to make or receive, (iii) engaged in any transaction or made or received any payment which was not properly recorded on the books of Company,
(iv) created or used any "off-book" bank or cash account or "slush fund," or (v) engaged in any conduct constituting a violation of the Foreign Corrupt Practices Act of 1977.

          2.1.24 Environmental Matters. To the best knowledge of Company and the
                 ---------------------
Principal Stockholders:

                 (a) There has not been a discharge or release on any real property owned or leased by either Company or its Subsidiaries (the "Real Property") of any Hazardous Material (as defined below) in violation of any federal, state or local statute, regulation, rule or order applicable to health, safety and the environment, including without limitation, contamination of soil, groundwater or the environment, generation, handling, storage, transportation or disposal of Hazardous Materials or exposure to Hazardous Materials ("Environmental Laws"), except for those that would not, individually or in the aggregate have a material adverse effect on Company;

                 (b) No Hazardous Material has been used by Company in the operation of Company's business in amounts that would violate any Environmental Laws;

                 (c) Company has not received from any Governmental Entity or third party any request for information, notice of claim, demand letter, or other notification, notice or information that Company is or may be potentially subject to or responsible for any investigation or clean-up or other remediation of Hazardous Material present on any Real Property;

                 (d) There have been no environmental investigations, studies, audits, tests, reviews, or other analyses, the purpose of which was to discover, identify, or otherwise characterize the condition of the soil, groundwater, air, or presence of asbestos at any of the Real Property sites;

                 (e) There is no asbestos present in any Real Property presently owned or operated by Company, and no asbestos has been removed from any Real Property while such Real Property was owned or operated by Company; and

                 (f) There are no underground storage tanks on, in or under any of the Real Property and no underground storage tanks have been closed or removed from any Real Property which are or have been in the ownership of Company.

          "Hazardous Material" means any substance (i) that is a "hazardous waste" or "hazardous substance" under any federal, state or local statute, regulation, rule, or order, (ii) that is toxic, explosive, corrosive, flammable, infectious, radioactive, or otherwise hazardous and is regulated by any Governmental Entity, (iii) the presence of which on any of the Real Property causes or threatens to cause a nuisance on any of the Real Property or to adjacent properties or poses or threatens to pose a hazard to the health or safety of persons on or about any of the Real Property, or (iv) the presence of which on adjacent properties could constitute a trespass by Company or the then current owner(s) of any of the Real Property.

                 2.1.25 Disclosure. Neither the representations or warranties
                        ----------
made by Company or the Principal Stockholders in this Agreement, nor the final Company Disclosure Schedule or any other certificate executed and delivered by Company or the Principal Stockholders pursuant to this Agreement, when taken together, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished.

                 2.1.26 Information Supplied. None of the information supplied
                        --------------------
or to be supplied by Company, its auditors, attorneys, financial advisors or other consultants or advisors for inclusion in the Consent Solicitation Statement\Private Placement Memorandum to be prepared and distributed to all holders of Company Shares (the "PPM"), will not, at the time of the mailing of the PPM or any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.

                 2.1.27 Reliance. The foregoing representations and warranties
                        --------
are made by Company and the Principal Stockholders with the knowledge and expectation that Expedia and Sub are placing reliance thereon.

          2.2  Representations and Warranties of Expedia and Sub. Except as
               -------------------------------------------------
disclosed in a document referring specifically to the representations and warranties in this Agreement which identifies by section number the section and subsection to which such disclosure relates and is delivered by Expedia to Company prior to the execution of this Agreement (the "Expedia Disclosure Schedule"), Expedia and Sub represent and warrant to Company and the Principal Stockholders as follows:

               2.2.1 Organization, Standing and Power. Each of Expedia and Sub
                     --------------------------------
is a corporation duly organized and validly existing under the laws of the states of their respective jurisdictions, has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which a failure to so qualify would have a material adverse effect on the Business Condition of Expedia. Sub was incorporated solely for the purpose of effectuating the transactions contemplated by this Agreement and has conducted no business to date otherwise.

               2.2.2 Authority. The execution, delivery, and performance of this
                     ---------
Agreement by Expedia and Sub (including but not limited to the execution, delivery, and performance of the agreements and transactions contemplated by this Agreement) has been duly authorized by all necessary corporate action of Expedia and Sub. Certified copies of the resolutions adopted by the Board of Directors of Expedia and Sub approving this Agreement and the Merger have been provided to Company. Each of Expedia and Sub has duly and validly executed and delivered this Agreement, and this Agreement constitutes a valid, binding, and enforceable obligation of each of Expedia and Sub in accordance with its terms.

               2.2.3 Compliance with Laws and Other Instruments. Neither the
                     ------------------------------------------
execution and delivery of this Agreement by Expedia or Sub nor the performance by Expedia or Sub of its obligations under this Agreement will violate any provision of law or will conflict with, result in the breach of any of the terms and conditions of, constitute a default under, permit any party to accelerate any right under, renegotiate or terminate, require consent, approval, or waiver by any party under, or result in the creation of any lien, charge, or encumbrance upon any of the properties, assets, or shares of capital stock of Expedia pursuant to any charter document of Expedia or Sub or any agreement, indenture, mortgage, franchise, license, permit, lease, or other instrument of any kind to which Expedia is a party or by which Expedia or any of its assets are bound or affected. No Consent is required by or with respect to Expedia or Sub in connection with the execution and delivery of this Agreement by Expedia or Sub or the consummation by Expedia or Sub of the transactions contemplated hereby or thereby, except for (i) the filing of a premerger notification report and all other required documents by Expedia and Company, and the expiration of all applicable waiting periods, under the HSR Act and (ii) the filing of the Merger Documents with the Secretary of State of Delaware and such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not have a material adverse effect on Expedia's Business Condition.

          2.2.4  Financial Statements and SEC Documents.  Expedia has made
                 --------------------------------------
available to Company complete and accurate copies, as amended or supplemented, of its (a) Form S-1 Registration Statement under the 1933 Act, as amended and the prospectus dated November 9, 1999 contained in the Form S-1 Registration Statement and (b) all other reports filed by Expedia pursuant to Section 13 of the 1934 Act with the SEC since November 9, 1999 (such reports are collectively referred to herein as the "SEC Documents"). The SEC Documents constitute all of the documents required to be filed by Expedia under Section 13 of the 1934 Act with the SEC since November 9, 1999 and were prepared in accordance with the requirements of the 1934 Act. The SEC Documents (including without limitation all information and filings incorporated therein by reference) are, as of the time filed, accurate and complete and contain no material misstatement and do not omit to state any fact necessary to make the statements therein not misleading.

          2.2.5  Capital Shares.  The Expedia Common Shares issuable in the
                 --------------
Merger are duly authorized and reserved for issuance and, when issued in accordance with the terms of this Agreement and the Merger Documents will be validly issued, fully paid, nonassessable and not subject to any preemptive rights. Assuming the validity and accuracy of the representations of each Company stockholder set forth in Section 1.1 of the Investment Agreement, such Expedia Common Shares shall be issued in compliance with federal and state securities laws. The authorized, issued and outstanding capital shares of Expedia are as set forth in the SEC Documents as of the dates of the financial statements or other information included in the SEC Documents. All outstanding shares of capital stock of Expedia and Sub are duly authorized, validly issued, fully paid, nonassessable and not subject to any preemptive rights.

          2.2.6  Disclosure.  Neither the representations or warranties made by
                 ----------
Expedia or Sub in this Agreement, nor the final Expedia Disclosure Schedule or any other certificate executed and delivered by Expedia pursuant to this Agreement, when taken together, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished.

          2.2.7  Reliance.  The foregoing representations and warranties are
                 --------
made by Expedia and Sub with the knowledge and expectation that Company is and the Principal Stockholders are placing reliance thereon.

          2.2.8  Tax Matters.  Neither Expedia nor any of its subsidiaries nor,
                 -----------
to the knowledge of Expedia, any of their respective affiliates or agents is aware of any agreement, plan or other circumstance that would prevent the Merger from constituting a transaction under Section 368(a) of the Code.

          2.2.9  No Vote Required.  No vote of the shareholders of Expedia is
                 ----------------
required by law, Expedia's Articles of Incorporation or Bylaws or otherwise in order for Expedia and Sub to consummate the Merger and the transactions contemplated hereby.

          2.2.10 Information Supplied.  None of the information supplied or to
                 --------------------
be supplied or incorporated by reference by Expedia, Sub, its auditors, attorneys, financial advisors or other consultants or advisors for inclusion in the PPM, will not, at the time of the mailing of the PPM and any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.

                                  ARTICLE III
                             COVENANTS OF COMPANY

     During the period from the date of this Agreement (except as otherwise indicated) and continuing until the earlier of the termination of this Agreement or the Effective Time (or later where so indicated), each of Company and the Principal Stockholders, jointly and severally, agree (except as expressly contemplated by this Agreement, as specifically permitted by, or as set forth in, the Company Disclosure Schedule or otherwise permitted by Expedia's prior written consent):

     3.1  Conduct of Business.
          -------------------

          3.1.1  Ordinary Course.  Company shall carry on its business in the
                 ---------------
usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent with such business, use all reasonable efforts consistent with past practice and policies to preserve intact its present business organizations, keep available the services of its present officers, consultants, and employees and preserve its relationships with customers, suppliers, distributors and others having business dealings with it. Company shall promptly notify Expedia of any event or occurrence or emergency which is not in the ordinary course of business of Company and which is material and adverse to Company's Business Condition. The foregoing notwithstanding, Company shall not, except as approved in writing by Expedia, which approval shall not be unreasonably withheld:

                 (a) enter into any commitment or transaction (i) to be performed over a period longer than six months in duration, or (ii) to purchase assets (other than raw materials, supplies, or cash equivalents) for a purchase price in excess of $10,000;

                 (b) grant any bonus, severance, or termination pay to any officer, director, independent contractor or employee of Company;

               (c) enter into or amend any agreements pursuant to which any other party is granted marketing, publishing or distribution rights of any type or scope with respect to any hardware or software products of Company;

               (d) except in the ordinary course of business consistent with prior practice, enter into or terminate any contracts, arrangements, plans, agreements, leases, licenses, franchises, permits, indentures, authorizations, instruments or commitments, or amend or otherwise change the terms thereof;

               (e) commence a lawsuit other than: (i) for the routine collection of bills, (ii) in such cases where Company in good faith determines that failure to commence suit would result in a material impairment of a valuable aspect of Company's business, provided Company consults with Expedia prior to filing such suit, or (iii) for a breach of this Agreement;

               (f) materially modify existing discounts or other terms and conditions with dealers, distributors and other resellers of Company's products;

               (g) materially modify the terms and conditions of existing corporate end user licenses or service agreements or enter into new corporate end user licenses or service agreements except in the case of agreements presently being negotiated (provided that Company shall not grant exclusive marketing, reproduction, publishing, distribution or other rights related to any product, group of products or territory pursuant to any such agreements presently being negotiated); or

               (h) accelerate the vesting or otherwise modify any restricted stock, or other outstanding rights or other securities.

         3.1.2 Dividends, Issuance of or Changes in Securities.  Neither
               -----------------------------------------------
Company nor its Subsidiaries shall: (i) declare or pay any dividends on or make other distributions to its stockholders (whether in cash, shares or property),
(ii) issue, deliver, sell, or authorize, propose or agree to, or commit to the issuance, delivery, or sale of any shares of its capital stock of any class, any Company Voting Debt or any securities convertible into its capital stock, any options, warrants, calls, conversion rights, commitments, agreements, contracts, understandings, restrictions, arrangements or rights of any character obligating Company to issue any such shares, Company Voting Debt or other convertible securities, other than (a) issuances of Company Common Stock upon the exercise of options granted under the Company 1999 Stock Option Plan or (b) issuances of securities issuable upon conversion or exercise of outstanding convertible or exercisable securities, (iii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of Company, (iv) repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock, or (v) propose any of the foregoing.

         3.1.3 Governing Documents.  Neither Company nor its Subsidiaries shall
               -------------------
amend its Charter Documents.

         3.1.4 No Acquisitions.  Company shall not acquire or agree to acquire
               ---------------
by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to make any such acquisition.

          3.1.5  No Dispositions.  Company shall not sell, lease, license,
                 ---------------
transfer, mortgage, encumber or otherwise dispose of any of its assets or cancel, release, or assign any indebtedness or claim, except in the ordinary course of business consistent with prior practice.

          3.1.6  Indebtedness.  Company shall not incur any indebtedness for
                 ------------
borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee, or otherwise.

          3.1.7  Compensation.  Company shall not adopt or amend any Plan or
                 ------------
pay any pension or retirement allowance not required by any existing Plan. Company shall not enter into or modify any employment contracts, increase the salaries, wage rates or fringe benefits of its officers, directors or employees or pay bonuses or other remuneration except for current salaries and other remuneration for which Company is obligated pursuant to a written agreement a copy of which has been provided to Expedia.

          3.1.8  Claims.  Company shall not settle any claim, action or
                 ------
proceeding, except in the ordinary course of business consistent with past practice.

     3.2  Access to Properties and Records.  Throughout the period between the
          --------------------------------
date of this Agreement and the Closing, Company shall give Expedia and its representatives full access, during reasonable business hours but in such a manner as not unduly to disrupt the business of Company, to its premises, properties, contracts, commitments, books, records, and affairs, and shall provide Expedia with such financial, technical, and operating data and other information pertaining to its business as Expedia may request. With Company's prior consent, which shall not be unreasonably withheld, Expedia shall be entitled to make appropriate inquiries of third parties in the course of its investigation.

     3.3  Breach of Representations and Warranties.  Except as specifically
          ----------------------------------------
permitted by this Agreement, neither Company nor any Principal Stockholder will take any action that would cause or constitute a breach of any of the representations and warranties set forth in Section 2.1 or that would cause any of such representations and warranties to be inaccurate in any material respect. In the event of, and promptly after becoming aware of, the occurrence of or the pending or threatened occurrence of any event that would cause or constitute such a breach or inaccuracy, Company or the Principal Stockholders will give detailed notice thereof to Expedia and will use their best efforts to prevent or promptly remedy such breach or inaccuracy.

     3.4  Consents.  Company will promptly apply for or otherwise seek, and use
          --------
its best efforts to obtain, all consents and approvals, and make all filings, required with respect to the consummation of the Merger.

     3.5  Tax Returns.  Company shall promptly provide Expedia with copies of
          -----------
all tax returns, reports and information statements that have been filed or are filed prior to the Closing Date.

     3.6  Stockholder Approval.  Each of the Principal Stockholders agrees to
          --------------------
vote all of such Principal Stockholder's Company Common Shares, to the extent allowed by Company's Governing Documents or applicable law, for the approval of this Agreement and the appropriate Merger Documents as required by the DGCL by written consent solicited by Company for such purpose or at a special meeting of Company stockholders called for such purpose.

     3.7  Preparation of Disclosure and Solicitation Materials.  As promptly as
          ----------------------------------------------------
practicable after the execution of this Agreement, Company will promptly submit to its stockholders, information and documents relating to Company, its business or operations, Expedia, its business or operations, the terms of the Merger and this Agreement, and the material facts concerning all payments which in the absence of shareholder approval would be "Parachute Payments" as defined in
Section 280G(b)(2) of the Code, in form and substance satisfactory to Expedia and its counsel, to satisfy all requirements of applicable state and federal securities laws, the DGCL and, to the extent within the power of the Company,
Section 280G(b)(5)(B) of the Code and the regulations thereunder. Company will not provide or publish to its stockholders any material concerning it or its affiliates that violates the DGCL, the 1933 Act or the 1934 Act with respect to the transactions contemplated hereby.

     3.8  Exclusivity; Acquisition Proposals.  Unless and until this Agreement
          ----------------------------------
shall have been terminated by either party pursuant to Article VIII hereof and thereafter subject to Section 8.4, neither Company nor any of the Principal Stockholders shall (and each shall use its best efforts to ensure that none of its officers, directors, agents, representatives or affiliates) take or cause or permit any person to take, directly or indirectly, any of the following actions with any party other than Expedia and its designees: (i) solicit, knowingly encourage, initiate or participate in any negotiations, inquiries or discussions with respect to any offer or proposal to acquire all or any significant part of its business, assets or capital shares whether by merger, consolidation, other business combination, purchase of assets, tender or exchange offer or otherwise (each of the foregoing, an "Acquisition Transaction"), (ii) disclose, in connection with an Acquisition Transaction, any information not customarily disclosed to any person other than Expedia or its representatives concerning Company's business or properties or afford to any person other than Expedia or its representatives or entity access to its properties, books or records, except in the ordinary course of business and as required by law or pursuant to a governmental request for information (and then only after giving prior notice to Expedia), (iii) enter into or execute any agreement relating to an Acquisition Transaction, or (iv) make or authorize any public statement, recommendation or solicitation in support of any Acquisition Transaction or any offer or proposal relating to an Acquisition Transaction other than with respect to the Merger.
In addition, if Company is contacted by any third party expressing interest in an Acquisition Transaction, Company will promptly notify Expedia in writing of such contact.

     3.9  Employees.  Prior to Closing, Company agrees to terminate the
          ---------
employees listed on Schedule 3.9 and use its best efforts to obtain releases from such employees substantially in the form attached hereto as Exhibit 3.9. Company shall pay all severance expenses, if any, associated with termination of such employees.

     3.10  Notice of Events.  Throughout the period between the date of this
           ----------------
Agreement and the Closing, Company shall promptly advise Expedia of any and all material events and developments concerning its financial position, results of operations, assets, liabilities, or business or any of the items or matters concerning Company covered by the representations, warranties, and covenants of Company and the Principal Stockholders contained in this Agreement.

     3.11  Best Efforts.  Company and the Principal Stockholders will use their
           ------------
best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to Closing under this Agreement.

     3.12  Employee Benefits Matters.  To the extent that service is relevant
           -------------------------
for eligibility, vesting and (except as would result in duplication of benefits) benefit accruals under any employee benefit plan, program or arrangement maintained by Expedia or any Subsidiary of Expedia, such plan, program or arrangement shall credit each employee of Company or any Subsidiary of Company (a "Company Employee") who participate therein for service on or prior to the Effective Time with Company or any Subsidiary of Company or any Affiliate or predecessor of any of them. Expedia agrees to offer to Company Employees benefits commensurate with those benefits conferred to Expedia employees similarly situated. In addition, Expedia shall (i) waive limitations on benefits relating to any pre-existing conditions under any Expedia or Subsidiary of Expedia welfare benefit plan in which Company Employees may participate and
(ii) recognize, for purposes of annual deductible and out-of-pocket limits under its medical and dental plans, deductible and out-of-pocket expenses paid by Company Employees and their respective dependents under Company's and any of its Subsidiary's medical, dental and other healthcare plans in the calendar year in which the Effective Time occurs. Provided, however, that any Company Employee who continues with Expedia shall not be eligible to enter the Expedia 401(k) plan until the next regular entry date set forth in the Expedia 401(k) plan.

                                   ARTICLE IV
                              COVENANTS OF EXPEDIA

     During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time (or later where so indicated), Expedia agrees (except as expressly contemplated by this Agreement or with Company's prior written consent) that either it or Sub will take or cause the following actions to be taken:

     4.1   Breach of Representations and Warranties.  Neither Expedia nor Sub
           ----------------------------------------
will take any action which would cause or constitute a breach of any of the representations and warranties set forth in Section 2.2 or which would cause any of such representations and warranties to be inaccurate in any material respect. In the event of, and promptly after becoming aware of, the occurrence of or the pending or threatened occurrence of any event which would cause or constitute such a breach or inaccuracy, Expedia will give detailed notice thereof to Company and will use its best efforts to prevent or promptly remedy such breach or inaccuracy.

     4.2  1933 Act Materials.  If required by the 1933 Act, Expedia shall
          ------------------
provide Company and its stockholders with the information relating to Expedia as required by Rule 502(b) of Regulation D of the 1933 Act and copies of all SEC filings.

     4.3  Consents.  Expedia will promptly apply for or otherwise seek, and use
          --------
its best efforts to obtain, all consents and approvals, and make filings, required with respect to the consummation of the Merger.

     4.4  Best Efforts.  Each of Expedia and Sub will use its best efforts to
          ------------
effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to Closing under this Agreement.

     4.5  Conduct of Business by Expedia Pending the Merger.  Expedia shall
          -------------------------------------------------
promptly notify Company of any event or occurrence that is material and adverse to the Business Condition of Expedia; provided, however, that the disclosure of such event or occurrence in a Expedia SEC Document shall satisfy such requirement so long as such Expedia SEC Document is filed within a reasonable period of time after Expedia becomes aware of such event or occurrence and in any event prior to the Effective Time. In the event Expedia or any of its Subsidiaries shall agree to acquire by merging or consolidating with, by purchasing an equity interest in, or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof and any such business or assets to be acquired includes products that could reasonably be considered to be competitive with the Company's business generally related to the online booking of properties (a "Competitive Business"), Expedia shall either (i) delay any filings required to be made by Expedia under the HSR Act with respect to such acquisition until the applicable waiting period with respect to the Merger under the HSR Act shall have expired or have been earlier terminated or (ii) agree with the applicable Governmental Entity to hold separate such Competitive Business or take similar actions that would cause such Governmental Entity to permit promptly the expiration or termination of the waiting period under the HSR Act with respect to the Merger.

     4.6  Tax Free Reorganization.  Expedia shall not knowingly take any action
          -----------------------
(either before or after the Closing) that would cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code. Expedia agrees to file its federal and applicable state income tax returns consistent with treatment of the Merger as a reorganization.

     4.7  Nasdaq Listing.  Expedia will use its commercially reasonable best
          --------------
efforts (i) to cause the shares of Expedia Common Stock to be issued in the Merger to be quoted upon the Effective Time on the Nasdaq National Market or listed on such national securities exchange as Expedia Common Stock is listed and (ii) to cause the shares of Expedia Common Stock issued upon the exercise of assumed Company Options to be quoted upon issuance on the Nasdaq National Market or listed on such national securities exchange as shares of Expedia Common Stock are listed.

                                   ARTICLE V
                             ADDITIONAL AGREEMENTS

     In addition to the foregoing, Expedia, Sub, Company and the Principal Stockholders each agree to take the following actions after the execution of this Agreement.

     5.1  Investment Agreements.  All resale of Expedia Common Shares by the New
          ---------------------
Expedia Shareholders shall be subject to the restrictions imposed by the Registration Statement and investment agreements in the form attached as Exhibit
5.1 which shall be entered into by each New Expedia Shareholder and Expedia (the "Investment Agreements"). Expedia shall be entitled to place appropriate legends on the certificate evidencing any Expedia Common Shares to be received by New Expedia Shareholders pursuant to the terms of this Agreement and to issue appropriate stop transfer instructions to the transfer agent for Expedia Common Shares consistent with the terms of the Investment Agreements.

     5.2  Legal Conditions to the Merger.  Each of Expedia and Company will take
          ------------------------------
all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to the Merger. Each of Expedia, Company and the Principal Stockholders will take all reasonable actions to obtain (and to cooperate with the other parties in obtaining) any Consent required to be obtained or made by Company or Expedia in connection with the Merger, or the taking of any action contemplated thereby or by this Agreement.

     5.3  HSR Act Filings.
          ---------------

          5.3.1  Filings and Cooperation.  Each of Expedia and Company shall
                 -----------------------
take all reasonable steps (i) promptly to make or cause to be made the filings required of such party or any of its Affiliates or Subsidiaries under the HSR Act with respect to the Merger and the other transactions provided for in this Agreement, (ii) to comply in a timely manner with any request under the HSR Act for additional information, documents, or other material received by such party or any of its Affiliates or Subsidiaries from the Federal Trade Commission or the Department of Justice or other Governmental Entity in respect of such filings, the Merger, or such other transactions, and (iii) to cooperate with the other party in connection with any such filing and in connection with resolving any investigation or other inquiry of any such agency or other Governmental Entity under any Antitrust Laws (as defined in Section 5.3.2) with respect to any such filing, the Merger, or any such other transaction. Company shall promptly inform Expedia of any material communication with, and any proposed understanding, undertaking, or agreement with, any Governmental Entity regarding any such filings, the Merger, or any such other transactions. Company shall not participate in any meeting with any Governmental Entity in respect of any such filings, investigation, or other inquiry without giving Expedia notice of the meeting and, to the extent permitted by such Governmental Entity, the opportunity to attend and participate.

          5.3.2  Objections.  Each of Expedia and Company shall take all
                 ----------
reasonable steps to resolve such objections, if any, as may be asserted by any Governmental Entity with respect to the Merger or any other transactions provided for in this Agreement under the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other federal, state or foreign statutes, rules, regulations, orders, or decrees that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, "Antitrust Laws"). In connection therewith, if any administrative or judicial action or proceeding is instituted (or threatened to be instituted) challenging the Merger as violative of any Antitrust Law, and, if by mutual agreement, Expedia and Company decide that litigation is in their best interests, each of Expedia and Company shall cooperate vigorously to contest and resist any such action or proceeding and to have vacated, lifted, reversed, or overturned any decree, judgment, injunction, or other order, whether temporary, preliminary, or permanent (each an "Order"), that is in effect and that prohibits, prevents, or restricts consummation of the Merger. Each of Expedia and Company shall take such reasonable action as may be required to cause the expiration of the notice periods under the HSR Act or other Antitrust Laws with respect to the Merger and such other transactions as promptly as possible after the execution of this Agreement. Notwithstanding anything to the contrary in this Section 5.3.2 or in Section 5.3.1, (x) Expedia shall not be required to divest any of its respective businesses, product lines, or assets, or to take or agree to take any other action or agree to any limitation that would have a material adverse effect on vacation planning business of Expedia combined with the Surviving Corporation after Closing, (y) neither Company nor its Subsidiaries shall be required to divest any of their respective businesses, product lines, or assets, or to take or agree to take any other action or agree to any limitation that would have a material adverse effect on the Business Condition of Company and (z) neither Expedia nor Company (nor any of their Subsidiaries) shall be required to continue to contest or resist any action or proceeding brought by a Governmental Entity if it concludes that such action is no longer in its best interest.

     5.4  Employee Benefits.  Certain employees of Company will be offered the
          -----------------
opportunity to continue employment with Company and/or commence an employment relationship with Expedia, provided, however, that nothing contained herein or in the offer letters shall be considered as requiring Company or Expedia to continue any specific plan or benefit, or to confer upon any employee, beneficiary, dependent, legal representative or collective bargaining agent of such employee any right or remedy of any nature or kind whatsoever under or by reason of this Agreement, including without limitation any right to employment or to continued employment for any specified period, at any specified location or under any specified job category, except as specifically provided for in an offer letter or other agreement of employment. It is specifically understood that continued employment with Company or employment with Expedia is not offered or implied for any other employees of Company and any continuation of employment with Company after the Closing shall be at will.

     5.5  Expenses.  Whether or not the Merger is consummated, all fees, costs
          --------
and other expenses incurred in connection with this Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such expense and, with respect to expenses of Company, to the extent not paid prior to the Closing such expenses shall be accrued on the Final Pro Forma Closing Balance Sheet.

     5.6  Additional Agreements.  In case at any time after the Effective Time
          ---------------------
any further action is reasonably necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of Company, the proper officers and directors of each corporation which is a party to this Agreement shall take all such necessary action.

     5.7  Public Announcements.  Neither Expedia, Company nor the Principal
          --------------------
Stockholders shall disseminate any press release or other announcement concerning this Agreement or the transactions contemplated herein to any third party (except to the directors, officers and employees of the parties to this Agreement whose direct involvement is necessary for the consummation of the transactions contemplated under this Agreement, to the attorneys and accountants of the parties hereto, or except as Expedia determines in good faith to be required by the federal securities laws after consultation with Company) without the prior written consent of each of the other parties hereto. It is anticipated that a mutually acceptable joint press release shall be issued only after the Closing.

     5.8  Officers and Directors.  Expedia agrees that all rights to
          ----------------------
indemnification (including advancement of expenses) existing on the date hereof in favor of the present or former officers, directors and employees of Company or any of its Subsidiaries (collectively, the "Indemnified Parties") with respect to actions taken in their capacities as officers, directors and employees prior to the Effective Time as provided in Company's Certificate of Incorporation or Bylaws, employment agreements and indemnification agreements shall survive the Merger and continue in full force and effect for a period of three years following the Effective Time and shall be guaranteed by Expedia. This Section 5.8 shall survive the consummation of the Merger at the Effective Time, and is intended to be for the benefit of, and shall be enforceable by, the Indemnified Parties, their heirs and personal representatives and shall be binding on the Surviving Corporation and its respective successors and assigns.

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

     6.1  Conditions to Each Party's Obligation to Effect the Merger.  The
          ----------------------------------------------------------
respective obligation of each party to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

          6.1.1  Governmental Approvals.  Other than the filing of the Merger
                 ----------------------
Documents with the Secretary of State of Delaware, all Consents legally required for the consummation of the Merger and the transactions contemplated by this Agreement, including any consents and approvals under the HSR Act, shall have been filed, occurred, or been obtained, other than such Consents, for which the failure to obtain would have no material adverse effect on the consummation of the Merger or the other transactions contemplated hereby or on the Business Condition of Expedia or Company.

          6.1.2  No Restraints.  No statute, rule, regulation, executive order,
                 -------------
decree or injunction shall have been enacted, entered, promulgated or enforced by any United States court or Governmental Entity of competent jurisdiction which enjoins or prohibits the consummation of the Merger.

          6.1.3  Termination of Ownership by Expedia.  All shares, warrants or
                 -----------------------------------
other evidences of equity ownership of Company owned by Expedia or Microsoft Corporation, a Washington corporation ("Microsoft") shall be terminated and cancelled by Company and

Expedia or Microsoft, as applicable, immediately prior to, and subject to the occurrence of, the Effective Time.

     6.2  Conditions of Obligations of Expedia and Sub.  The obligations of
          --------------------------------------------
Expedia and Sub to effect the Merger are subject to the satisfaction of the following conditions unless waived by Expedia and Sub:

          6.2.1  Representations and Warranties of Company and the Principal
                 -----------------------------------------------------------
Stockholders.  The representations and warranties of Company and the Principal
------------
Stockholders set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement. Expedia shall have received a certificate signed by each of Steven D. Murch and Greg Slyngstad, individually as stockholders and as officers of Company, to such effect on the Closing Date.

          6.2.2  Performance of Obligations of Company and the Principal
                 -------------------------------------------------------
Stockholders.  Company and the Principal Stockholders shall have performed
------------
in all material respects all agreements and covenants required to be performed by them under this Agreement prior to the Closing Date, and Expedia shall have received a certificate signed by each of Steven D. Murch and Greg Slyngstad, individually as stockholders and as officers of Company, to such effect on the Closing Date and except such representations and warranties which address matters only as of a particular date which shall remain true and correct in all material respects as of such dates.

          6.2.3  Investment and Escrow Agreements.  Expedia shall have received
                 --------------------------------
duly executed Escrow Agreements and Investment Agreements from each stockholder.

          6.2.4  Employment Agreements for Required Employees.  As of the
                 --------------------------------------------
Closing, each of the Required Employees listed on Schedule 6.2.4 shall have signed, and not taken any action or expressed any intent to terminate or modify, an offer letter accepting employment with Company or Expedia together with any such other agreements as are customarily executed by new employees of Expedia or its Subsidiaries or other affiliates in form and content satisfactory to Expedia.

          6.2.5  Noncompetition Agreements.  Each of the Principal Stockholders
                 -------------------------
shall have executed a Noncompetition Agreement substantially in the form attached as Exhibit 6.2.5 and not taken any action or expressed any intent to terminate or modify such agreements.

          6.2.6  Legal Action.  There shall not be overtly threatened or
                 ------------
pending any action, proceeding or other application before any court or Governmental Entity brought by any person or Governmental Entity: (i) challenging or seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or seeking to obtain any damages caused by such transactions which if successful would have a material adverse effect on the viability of such transactions; or (ii) seeking to prohibit or impose any limitations on Expedia's ownership or operation of all or any portion of Company's business or assets as a result of the transactions contemplated by the Agreement which if successful would have a material adverse effect on the viability of such transactions.

          6.2.7  Opinion of Counsel.  Expedia shall have received an opinion
                 ------------------
dated as of the Closing Date of the Venture Law Group, counsel to Company, substantially in the form attached as Exhibit 6.2.7.

          6.2.8  Stockholder Approvals.  This Agreement, the Merger shall have
                 ---------------------
been approved by the requisite voting power of the outstanding Company Shares under applicable law and no more than five percent (5%) of the outstanding Company Shares shall be Eligible Appraisal Shares.

          6.2.9  Consents.  Expedia shall have received duly executed copies
                 --------
of all third-party consents, approvals, assignments, waivers, authorizations or other certificates contemplated by this Agreement or the Company Disclosure Schedule or reasonably deemed necessary by Expedia's legal counsel to provide for the continuation in full force and effect of any and all material contracts and leases of Company and for Expedia to consummate the transactions contemplated hereby in form and substance reasonably satisfactory to Expedia, except for such thereof as Expedia and Company shall have agreed in writing shall not be obtained.

          6.2.10 Termination of Rights and Certain Securities.  Any registration
                 --------------------------------------------
rights, rights of refusal, rights to any liquidation preference, or redemption rights relating to any security of Company shall have been terminated or waived in writing as of the Closing. Except as set forth in Schedule 1.4, no warrants, options, convertible securities or other rights to purchase or acquire any securities of Company shall be outstanding.

          6.2.11 Assignments of Personal Rights to Company Intellectual
                 ------------------------------------------------------
Property.  The Principal Stockholders, employees, and independent contractors
--------
(including former independent contractors) of Company shall have executed such assignments and other documentation as may be reasonably requested by Expedia to effectively transfer or confirm the transfer of all right, title and interest to the Company Intellectual Property to Company and/or Expedia as its successor.

          6.2.12 No Casualty.  There shall not have been any damage,
                 -----------
destruction or loss, whether or not covered by insurance, materially and adversely affecting the material proprietary software, documentation or other Company Intellectual Property where there are no undamaged duplicate copies of such proprietary software, documentation or other Company Intellectual Property in the possession of Company. Company shall have delivered copies of its source code, Company website information and code and other Company Intellectual Property as requested by Expedia.

          6.2.13 Financial Statement Matters.  Company shall have provided
                 ---------------------------
Expedia with the Final Pro Forma Closing Balance Sheet (as defined in Section 2.1.6) which shall have been prepared in good faith, in a form reasonably satisfactory to Expedia and shall not reflect a material adverse change in Company from the Pro Forma Balance Sheet attached as Schedule 2.1.6. In addition, Company shall have provided Expedia with financial statements audited by an independent public accountant for the years ended December 31, 1998 and 1999 satisfactory for inclusion in a Form 8-K filing with the SEC disclosing the transactions contemplated by this Agreement.

          6.2.14 Transaction Expenses.  Expedia shall have received from
                 --------------------
Company a true, correct and complete schedule of all expenses paid or incurred in conjunction with the negotiation, preparation, execution and performance of this Agreement and the transactions contemplated hereby by or on behalf of Company through the Closing Date (the "Company Expenses"), accompanied by a certificate signed by the President of Company certifying the accuracy and completeness thereof.

          6.2.15 Tax Matters.  The Company shall have filed with the IRS a
                 -----------
Form 8023, in form reasonably satisfactory to counsel to Expedia, as contemplated by Section 2.7(g) hereof.

     6.3  Conditions of Obligation of Company.  The obligation of Company and
          -----------------------------------
the Principal Stockholders to effect the Merger is subject to the satisfaction of the following conditions unless waived by Company and the Principal
Stockholders:

          6.3.1  Representations and Warranties of Expedia and Sub.  The
                 -------------------------------------------------
representations and warranties of Expedia and Sub set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and Company shall have received a certificate signed on behalf of Expedia by an officer of Expedia to such effect.

          6.3.2  Performance of Obligations of Expedia and Sub.  Expedia and
                 ---------------------------------------------
Sub shall have performed in all material respects all agreements and covenants required to be performed by them under this Agreement prior to the Closing Date, and Company shall have received a certificate signed on behalf of Expedia by an officer of Expedia to such effect.

          6.3.3  Opinion of Expedia's Counsel.  Company and the Principal
                 ----------------------------
Stockholders have received an opinion dated the Closing Date of Preston Gates & Ellis llp, counsel to Expedia, substantially in the form attached as Exhibit 6.3.3.

          6.3.4  Tax Opinion.  Company and the Principal Stockholders shall have
                 -----------
received an opinion dated the Closing Date of Venture Law Group, counsel to Company and the Principal Stockholders, relating to the tax-free treatment of the Merger. In connection therewith, such counsel may rely on reasonable representations of the Company and the stockholders of Company.

          6.3.5  Listing.  Expedia shall have filed an Application for the
                 -------
Listing of Additional Shares with Nasdaq with respect to the Expedia Common Shares to be issued in the Merger.

                                  ARTICLE VII
                                INDEMNIFICATION

     7.1  Indemnification Relating to Agreement.  The stockholders of Company,
          -------------------------------------
by reason of the approval by the stockholders of the Merger and/or each stockholder's acceptance of the consideration provided for in Section 1.4 and by the execution of the Escrow Agreement pursuant to Section 1.4.6 which is a condition to receiving such consideration, shall, jointly and severally, agree to defend, indemnify, and hold Expedia harmless from and against, and to reimburse Expedia with respect to, any and all losses, damages, liabilities, claims, judgments, settlements, fines, costs, and expenses (including attorneys' fees) ("Indemnifiable Amounts") of every nature whatsoever incurred by Expedia by reason of or arising out of or in connection with (i) any breach, or any claim (including claims by parties other than Expedia) that if true, would constitute a breach, by Company or the Principal Stockholders of any representation or warranty of Company or the Principal Stockholders contained in this Agreement or in any certificate or other document delivered to Expedia pursuant to the provisions of this Agreement, (ii) the failure, partial or total, of Company or the Principal Stockholders to perform any agreement or covenant required by this Agreement to be performed by it or them, (iii) any action or omission by Company, the Principal Stockholders, their affiliates, agents or representatives relating to this Agreement, and (iv) any unpaid federal or state tax liability, or asserted liability of Company relating to any period of time prior to and through the Closing which is not recorded as a liability in the Financial Statements or the Final Pro Forma Closing Balance Sheet, and in each case without giving effect to any "materiality" limitations or references to "material adverse effect" set forth therein. The obligations of any Holder to indemnify Expedia shall be determined without regard to any right to indemnification to which any Holder may have in his or her capacity as an officer, director, employee, agent or any other capacity of Company and no Holder shall be entitled to any indemnification from Company or the Surviving Corporation for amounts paid hereunder. There shall be no right of contribution from Company or any successor to Company.

     7.2  Third Party Claims.  With respect to any claims or demands by third
          ------------------
parties, other than claims or demands covered by Section 7.3, whenever Expedia shall have received a written notice that such a claim or demand has been asserted or threatened, Expedia shall notify the "Representative" (as designated in the Escrow Agreement) of such claim or demand and of the facts within Expedia's knowledge that relate thereto within a reasonable time after receiving such written notice. The Representative shall then have the right to contest, negotiate or settle any such claim or demand through counsel of his own selection, satisfactory to Expedia and solely at the Holders' own cost, risk, and expense. Notwithstanding the preceding sentence, the Holders shall not settle, compromise, or offer to settle or compromise any such claim or demand without the prior written consent of Expedia, which consent shall not be unreasonably withheld. By way of illustration and not limitation it is understood that Expedia may object to a settlement or compromise which includes any provision which in its reasonable judgment may have an adverse impact on or establish an adverse precedent for the Business Condition of Expedia or any of its Subsidiaries. Expedia shall not have the right to object to a settlement which consists solely of the payment of a monetary damage amount and which is subject to full indemnification under this Agreement. If the Representative fails to give written notice to Expedia of his intention to contest or settle any such claim or demand within twenty (20) calendar days after

Expedia has notified the Representative that any such claim or demand has been made in writing and received by Expedia, or if any such notice is given but any such claim or demand is not promptly contested by the Representative, Expedia shall have the right to satisfy and discharge the same by payment, compromise, or otherwise, in accordance with the procedures set forth in the Escrow Agreement. Expedia may also, if it so elects and entirely within its own discretion, defend any such claim or demand if the Representative fails to give notice of his intention to contest or settle any such claim or demand, in which event Expedia and its affiliates shall be entitled to indemnification to the full extent of the Escrowed Shares (as defined in the Escrow Agreement ) for any and all costs, losses, liabilities, and expenses whatsoever, including without limitation reasonable attorneys' and other professional fees, that Expedia may sustain, suffer, incur, or become subject to as a result of Expedia's decision to defend any such claim or demand.

     7.3  Tax Contests.  Notwithstanding any of the foregoing, the Holders shall
          ------------
have no right to control or participate in any federal or state income tax audit, and Expedia shall have the sole right to conduct any tax audit or other tax contest relating to the Expedia tax return. In the event any Indemnifiable Amounts arise out of such tax audits, Expedia will notify the Representative prior to taking any action with respect thereto and allow him or her to comment on any written submissions relating to any Indemnifiable Amounts.

     7.4  Limitations.  Notwithstanding any other provision in this Article VII,
          -----------
Expedia shall be entitled to indemnification only if the aggregate Indemnifiable Amounts exceed Seventy-Five Thousand Dollars ($75,000) (the "Threshold Amount"), provided that at such time as the amount to which Expedia is entitled to be indemnified exceeds the Threshold Amount, Expedia shall be entitled to be indemnified up to the full Indemnifiable Amounts including the Threshold Amount. Notwithstanding any other provision in this Article VII, Indemnifiable Amounts to be paid by the Company stockholders shall be satisfied solely by the securities deposited into escrow pursuant to Section 1.4.6, provided that the obligations of the Company stockholders for Indemnifiable Amounts arising out of breaches of the representations, warranties and covenants in Section 2.1.7 relating to taxes, and fraud or willful misstatements or willful omissions by the Principal Stockholders or Company shall not be subject to the foregoing limitation (but in no event shall Company stockholders be obligated to pay aggregate Indemnifiable Amounts, arising out of fraud or willful misstatements or willful omissions by the Principal Stockholders (each, a "Fraudulent Act")). With respect to Indemnifiable Amounts arising out of a Fraudulent Act: (i) no Principal Stockholder responsible for all or a part of such Fraudulent Act shall be entitled to contribution from any Company stockholder who was not responsible for a part of such Fraudulent Act, (ii) each Principal Stockholder responsible for all or a part of such Fraudulent Act shall indemnify and hold harmless each Company shareholder who was not responsible for any part of such Fraudulent Act from and against all Indemnifiable Amounts paid, payable or satisfied by such Company stockholder (other than by means of the securities deposited into escrow pursuant to Section 1.4.6) provided that Expedia's right to be indemnified by such Principal Stockholder shall have a priority to the claims of other Company stockholders, and (iii) no Principal Stockholder responsible for all or a part of such Fraudulent Act shall have his liability limited by this Section.

     7.5  Time Limit.  The provisions of this Article VII shall apply only to
          ----------
Indemnifiable Amounts which are incurred or relate to claims which are asserted or overtly threatened within one year from the Closing Date; provided (i) that the obligation of the Company stockholders to indemnify Expedia for breaches of the representations, warranties and covenants in Sections 2.1.7 relating to taxes (as defined in Section 2.1.7) shall continue until thirty (30) days after the expiration of all statutes of limitations applicable to such taxes and (ii) that obligations of the Company stockholders for Indemnifiable Amounts arising out of fraud or willful misstatements or omissions of Company or the Principal Stockholders will not have a time limit.

     7.6  Binding Effect.  The indemnification obligations of the Holders
          --------------
contained in this Article VII are an integral part of this Agreement and Merger in the absence of which Expedia would not have entered into this Agreement.

                                  ARTICLE VIII
                                  TERMINATION

     8.1  Mutual Agreement.  This Agreement may be terminated at any time prior
          ----------------
to the Effective Time by the written consent of Expedia and Company.

     8.2  Termination by Expedia.  This Agreement may be terminated by Expedia
          ----------------------
alone, by means of written notice to Company, if there has been a material breach by Company or any of the Principal Stockholders of any representation, warranty, covenant or agreement set forth in the Agreement or other ancillary agreements, which breach has not been cured within ten (10) business days following receipt by Company of notice of such breach.

     8.3  Termination by Company.  This Agreement may be terminated by Company
          ----------------------
alone, by means of written notice to Expedia, if there has been a material breach by Expedia of any representation, warranty, covenant or agreement set forth in the Agreement or other ancillary agreements, which breach has not been cured within ten (10) business days following receipt by Expedia of notice of such breach.

     8.4  Stockholder Approval.  This Agreement may be terminated by either
          --------------------
Expedia or Company if any approval of the stockholders of Company shall not have been obtained by reason of the failure to obtain the required vote upon a vote taken at any Company stockholders meeting or any adjournment thereof.

     8.5  Injunction.  This Agreement may be terminated by either Expedia or
          ----------
Company if any permanent injunction or other order of a court or other competent authority preventing the Merger shall have become final and not subject to appeal.

     8.6  Outside Date.  This Agreement may be terminated by Expedia alone or by
          ------------
Company alone by means of written notice if the Effective Time does not occur on or prior to June 30, 2000.

     8.7  Effect of Termination.  In the event of termination of this Agreement
          ---------------------
by either Company or Expedia as provided in this Article, this Agreement shall forthwith become void and have no effect, and there shall be no liability or obligation on the part of Expedia, Company, Sub or their respective officers or directors or the Principal Stockholders, except that (i) the provisions of Sections 5.5, 5.7, 9.2, 9.11, and any other confidentiality agreement between the parties shall survive any such termination and abandonment, and (ii) no party shall be released or relieved from any liability arising from the willful breach by such party of any of its representations, warranties, covenants or agreements as set forth in this Agreement.

                                   ARTICLE IX
                                 MISCELLANEOUS

     9.1  Entire Agreement.  This Agreement, including the exhibits and
          ----------------
schedules delivered pursuant to this Agreement, and any confidentiality agreement between the parties, contain all of the terms and conditions agreed upon by the parties relating to the subject matter of this Agreement and supersede all prior agreements, negotiations, correspondence, undertakings, and communications of the parties, whether oral or written, respecting that subject matter.

     9.2  Governing Law.  Other than corporate matters with respect to the
          -------------
Merger which shall be governed by Delaware laws, as applicable, this Agreement shall be governed by, and construed in accordance with, the laws of the State of Washington as applied to agreements entered into and entirely to be performed within that state, without regard to the conflict of laws provisions thereof. Expedia, Company, the Principal Stockholders and the Representative consent to jurisdiction and venue in King County, Washington.

     9.3  Notices.  All notices, requests, demands or other communications which
          -------
are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given: (i) on the date of delivery if personally delivered by hand, (ii) upon the third day after such notice is (a) deposited in the United States mail, if mailed by registered or certified mail, postage prepaid, return receipt requested, or (b) sent by a nationally recognized overnight express courier, or (iii) by facsimile upon written confirmation (other than the automatic confirmation that is received from the recipient's facsimile machine) of receipt by the recipient of such notice:

     If to Expedia or Sub:                   Expedia, Inc.
     ---------------------                   13810 SE Eastgate Way, Suite 400
                                             Bellevue, WA 98005
                                             Attention: Mark S. Britton,
                                              Vice President and General Counsel
                                             Telephone No.: (425) 564-7332
                                             Facsimile No.: (425) 564-7240

     With a copy to:                         Preston Gates & Ellis LLP
     --------------                          5000 Bank of America Tower
                                             701 Fifth Avenue
                                             Seattle, WA 98104-7078
                                             Attention: Mark R. Beatty
                                             Telephone No.: (206) 623-7580
                                             Facsimile No.: (206) 623-7022

     If to Company:                          VacationSpot.com, Inc.
     -------------                           2200 Sixth Avenue, Suite 1122
     Or the Principal Stockholders           Seattle, WA 98121
                                             Attention: Steve Murch
                                             Telephone No.: (206) 256-0504
                                             Facsimile No.: (206) 256-0502

     With a copy to:                         Venture Law Group
     --------------                          4750 Carillon Point
                                             Kirkland, Washington 98033
                                             Attention: John Robertson
                                             Telephone No. (425) 739-8700
                                             Facsimile No: (425) 739-8750

     If to the                               Carla S. Newell
     ---------                               575 High Street
     Representative:                         Suite 400, Palo Alto, CA  94301
     --------------                          Telephone No.: (650) 614-8210
                                             Facsimile No.: (650) 614-8222

     Such addresses may be changed, from time to time, by means of a notice given in the manner provided in this Section 9.3.

     9.4  Severability.  If any provision of this Agreement is held to be
          ------------
unenforceable for any reason, it shall be modified rather than voided, if possible, in order to achieve the intent of the parties to this Agreement to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the full extent.

     9.5  Survival of Representations and Warranties.  All representations and
          ------------------------------------------
warranties contained in this Agreement, including the exhibits and schedules delivered pursuant to this Agreement, shall survive the Effective Time and except for claims permitted by Section 7.5, such survival shall terminate one year from the Effective Time.

     9.6  Assignment.  No party to this Agreement may assign, by operation of
          ----------
law or otherwise, all or any portion of its rights, obligations, or liabilities under this Agreement without the prior written consent of the other party to this Agreement, which consent may be withheld in the absolute discretion of the party asked to grant such consent. Any attempted assignment in violation of this Section 9.6 shall be voidable and shall entitle the other party to this Agreement to terminate this Agreement at its option in addition to any and all other remedies that may be available to such party at law or in equity.

     9.7  Counterparts.  This Agreement may be executed in two or more partially
          ------------
or fully executed counterparts each of which shall be deemed an original and shall bind the signatory, but all of which together shall constitute but one and the same instrument. The execution and delivery of a Signature Page - Agreement and Plan of Reorganization in the form annexed to this

Agreement by any party hereto who shall have been furnished the final form of this Agreement shall constitute the execution and delivery of this Agreement by such party.

     9.8  Amendment.  This Agreement may not be amended except by an instrument
          ---------
in writing signed on behalf of each of the parties hereto.

     9.9  Extension, Waiver.  At any time prior to the Effective Time, any party
          -----------------
hereto may, to the extent legally allowed: (i) extend the time for the performance of any of the obligations or other acts of the other party hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements, covenants or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

     9.10 Interpretation.  When a reference is made in this Agreement to
          --------------
Sections, Exhibits or Schedules, such reference shall be to a Section, Exhibit or Schedule to this Agreement unless otherwise indicated. The words "include," "includes," and "including" when used therein shall be deemed in each case to be followed by the words "without limitation." The table of contents, index to defined terms, and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     9.11 Confidentiality.  Prior to any required disclosure by Expedia pursuant
          ---------------
to applicable laws, or any other disclosure by Expedia, Company and the Principal Stockholders agree to keep confidential and not to disclose the terms and conditions of this Agreement specifically including, without limitation, the Final Valuation and number of Expedia Common Shares to be issued and to advise all Company officers, directors, stockholders and employees (and counsel to Company and its stockholders) of this obligation and to indemnify and hold Expedia harmless from any breach of this agreement in accordance with the provisions of Article VII.

     9.12 Arbitration.  The parties shall endeavor to resolve all disputes by
          -----------
agreement and to that end shall each provide the other with sufficient descriptions and information regarding its position to permit informed assessments and decisions. Any disagreement, claim, demand, controversy, or dispute which arises after the Closing in any way relating to this Agreement and the performance or alleged breach by the parties, whether involving questions of law or fact or both and regardless of the nature thereof or the remedy therefor, which is not settled by agreement of the parties shall be resolved pursuant to the arbitration provisions in Section 2.3.3 of the Escrow Agreement.

             SIGNATURE PAGE - AGREEMENT AND PLAN OF REORGANIZATION

     IN WITNESS WHEREOF, Expedia, Sub, Company and the Principal Stockholders have executed this Agreement as of the date first written above.

EXPEDIA, INC.                                       VACATIONSPOT.COM, INC.


By /s/ Richard N. Barton                            By /s/ Steven D. Murch
   ------------------------------------                ------------------------
Name: Richard N. Barton                             Name: Steven D. Murch
Title: President                                    Title: President

VACATIONSUB, INC.

By  /s/ Mark Britton
  -------------------------------------
Name: Mark Britton
Title: Vice President and Secretary

PRINCIPAL STOCKHOLDERS:


/s/ Steven D. Murch                                 /s/ Greg Slyngstad
---------------------------------------             ---------------------------
Steven D. Murch                                     Greg Slyngstad



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